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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Pentair plc
(Name of Registrant as Specified In Its Charter)

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PENTAIR

2021

Notice of Annual General Meeting and Proxy Statement

LETTER TO SHAREHOLDERS

David A. Jones Pentair Chairman of the Board John L. Stauch Pentair President and Chief Executive Officer	You are cordially invited to attend the Annual General Meeting of Shareholders of Pentair plc on Tuesday, May 4, 2021, at 8:00 a.m. Central Time. The Annual General Meeting of Shareholders will be held at Pentair's office in the United States located at 5500 Wayzata Blvd., Suite 900, Golden Valley, Minnesota 55416. The enclosed notice of annual general meeting and proxy statement describe the items of business that we will conduct at the meeting and also provide you with important information about Pentair plc, including our practices in the areas of corporate governance and executive compensation. We strongly encourage you to read these materials and then to vote your shares.

 Our Board successfully navigated the challenges and opportunities of 2020

2020 presented unique challenges — and opportunities — to Pentair and all of our constituents. As the Company responded to the COVID-19 pandemic, our Board first prioritized the safety of our employees, customers and communities, as well as ensured the stability of our operations. The Board has received regular updates on the operational and financial impacts of the pandemic on our business.

As individuals and families spent more time at home, our Consumer Solutions businesses, led by our Pool business, had an opportunity to meet customer demand, and they did. The Board also guided our continued investments in digital infrastructure and innovation throughout Pentair to well-position Pentair for an eventually strengthened economy. Our employees rose to the challenges presented and demonstrated the enduring strength of our Win Right values and culture. As a result, we believe that coming out of the pandemic, we will emerge as an even stronger Pentair.

 Our Board is leading our commitment to further advance our environmental, social and governance stewardship

Our Board is providing oversight and strategic direction of our social responsibility program to execute our ESG goals. In furtherance of these efforts, the Board reviewed the results of a comprehensive ESG assessment and identified areas of amplified focus, directed at improving the environment and making positive impacts for our employees, communities and our shareholders. To lead these efforts and achieve accelerated progress, the Board appointed one of our executive officers to serve in the additional role of Chief Social Responsibility Officer.

 Our Board continues to refresh itself with new expertise and diversity

We believe our directors bring a well-rounded variety of diversity, skills, qualifications and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Five of our current directors joined the Board in the last three years. The diversity of perspectives represented on the Board allows us to effectively oversee our dynamic business.

Effective January 1, 2021, Gregory E. Knight joined our Board as an independent director, bringing significant executive leadership experience, including in the areas of customer care, digital transformation, information management and operations. With Gregg's appointment, we have further expanded the diversity on our Board, reflecting our commitment to inclusion and diversity at all levels of our company.

We remain committed to ensuring strong governance at Pentair, which is demonstrated through practices such as our independent board leadership, annual election of directors and providing shareholders with proxy access rights. On behalf of the entire Board, we thank you for your confidence in us. We value your investment, your input and your support.

David A. Jones Pentair Chairman of the Board	John L. Stauch Pentair President and CEO

Pentair plc     3

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 4, 2021

Our Annual General Meeting of Shareholders will be held at Pentair's office in the United States located at 5500 Wayzata Blvd., Suite 900, Golden Valley, Minnesota 55416, on Tuesday, May 4, 2021, at 8:00 a.m. Central Time, to consider and vote upon the following proposals:

1.	By separate resolutions, to re-elect the following director nominees:

	(i)	Mona Abutaleb Stephenson	(vi)	David A. Jones
	(ii)	Glynis A. Bryan	(vii)	Michael T. Speetzen
	(iii)	T. Michael Glenn	(viii)	John L. Stauch
	(iv)	Theodore L. Harris	(ix)	Billie I. Williamson
	(v)	Gregory E. Knight
2.	To approve, by nonbinding, advisory vote, the compensation of the named executive officers.
3.
To ratify, by nonbinding, advisory vote, the appointment of Deloitte & Touche LLP as the independent auditor of Pentair plc and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the auditor's remuneration.
4.	To approve the Pentair plc Employee Stock Purchase and Bonus Plan, as amended and restated.
5.	To authorize the Board of Directors to allot new shares under Irish law.
6.	To authorize the Board of Directors to opt-out of statutory preemption rights under Irish law.
7.	To authorize the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law.
To consider and act on such other business as may properly come before the Annual General Meeting or any adjournment.

Proposals 1, 2, 3, 4 and 5 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. Proposals 6 and 7 are special resolutions, requiring the approval of not less than 75% of the votes cast.
Only shareholders of record as of the close of business on March 5, 2021 are entitled to receive notice of and to vote at the Annual General Meeting.

If you are a shareholder entitled to attend and vote at the Annual General Meeting, you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact our Corporate Secretary at our registered office.

At the Annual General Meeting, management will review Pentair plc's affairs and will also present Pentair plc's Irish Statutory Financial Statements for the fiscal year ended December 31, 2020 and the report of the statutory auditors thereon.

By Order of the Board of Directors,

Karla C. Robertson, Secretary

March 19, 2021

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 4, 2021. The Annual Report, Notice of Annual General Meeting, Proxy Statement, and Irish Statutory Financial Statements and Related Reports are available by Internet at www.proxyvote.com.

Shareholders in Ireland may participate in the Annual General Meeting by audio link at Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, at 2:00 p.m. local time. See "Questions and Answers About the Annual General Meeting and Voting" for further information on participating in the Annual General Meeting in Ireland.

4     2021 Proxy Statement

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF PENTAIR PLC TO BE HELD ON TUESDAY, MAY 4, 2021

Pentair plc     5

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

VOTING MATTERS

Proposal		Board Vote Recommendation	Vote Required	Page Reference
1.	Re-Elect Director Nominees	FOR each nominee	Majority of votes cast	9

2.	Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers	FOR	Majority of votes cast	28

3.	Ratify, by Nonbinding, Advisory Vote, the Appointment of the Independent Auditor and Authorize, by Binding Vote, the Audit and Finance Committee to Set the Auditor's Remuneration	FOR	Majority of votes cast	61

4.	Approve the Pentair plc Employee Stock Purchase and Bonus Plan, as amended and restated	FOR	Majority of votes cast	64

5.	Authorize the Board of Directors to Allot New Shares	FOR	Majority of votes cast	68

6.	Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights	FOR	75% of votes cast	69

7.	Authorize the Price Range at which Pentair Can Re-allot Treasury Shares	FOR	75% of votes cast	71

DIRECTOR NOMINEES

				Committee Memberships

Name	Age	Director Since	Independent	Audit and Finance	Compensation	Governance
Mona Abutaleb Stephenson	58	2019	✓	•

Glynis A. Bryan	62	2003	✓

T. Michael Glenn	65	2007	✓			•

Theodore L. Harris	56	2018	✓		•	•

David A. Jones (Chairman)	71	2003	✓		•	•

Gregory E. Knight	53	2021	✓	•

Michael T. Speetzen	51	2018	✓	•

John L. Stauch	56	2018

Billie I. Williamson	68	2014	✓		•

•	committee member
committee chair

DIRECTOR DASHBOARD

6     2021 Proxy Statement

PROXY SUMMARY

CORPORATE GOVERNANCE STRENGTHS

Independent Board Leadership, via an independent, non-executive Chairman of the Board and all independent directors on committees
Annual Election of Directors
Majority Voting, the vote requirement for director elections, except in the case of a contested election
Proxy Access, available to shareholders who meet certain ownership, retention and other requirements set forth in our Articles of Association

Share Ownership Guidelines, establishes meaningful minimum share ownership levels for directors and executives with a transition period for new appointments
Company Strategy, reviewed and monitored throughout the year by the Board
Board and Committee Self-Assessments, conducted annually
Related Person Transactions Policy, designed to avoid conflicts of interest

FISCAL 2020 EXECUTIVE COMPENSATION DECISIONS

The Compensation Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders' interests. The Compensation Committee seeks to accomplish this objective by rewarding the achievement of specific annual, long-term and strategic goals that create lasting shareholder value.

The charts below illustrate the approximate targeted mix of fixed, annual, and long-term incentive compensation we provided in 2020 to our Chief Executive Officer and our other executive officers who are named in the Summary Compensation Table below (the "Named Executive Officers" or "NEOs"). These charts also illustrate the approximate amount of target direct compensation considered at risk.

Shareholder support of our executive compensation program was reflected in our 2020 "say on pay vote" with 95% of votes cast in favor of our proposal. In 2020, the Compensation Committee maintained the majority of changes adopted over the last number of years, which reflected the Committee's focus on pay for performance, shareholder feedback, and industry and market practices. In addition, the Committee approved compensation for our new Named Executive Officers, adopted an Executive Officer Severance Plan, and approved annual incentive and long term incentive payouts.

This summary of fiscal 2020 compensation decisions should be read in connection with "Executive Compensation" below, including "Compensation Discussion and Analysis" (see page 30).

Pentair plc     7

3	LETTER TO SHAREHOLDERS
4	NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
5	PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF PENTAIR PLC TO BE HELD ON TUESDAY, MAY 4, 2021
6	PROXY SUMMARY
9	PROPOSAL 1 RE-ELECT DIRECTOR NOMINEES
10	Directors Standing for Re-Election
15	Director Independence
15	Director Qualifications; Diversity and Tenure
16	Shareholder Recommendations, Nominations and Proxy Access
17	ESG OVERVIEW
18	CORPORATE GOVERNANCE MATTERS
18	The Board's Role and Responsibilities
21	Board Structure and Processes
23	Committees of the Board
24	Attendance at Meetings
24	Director Compensation
28	EXECUTIVE COMPENSATION
28	PROPOSAL 2 APPROVE, BY NONBINDING, ADVISORY VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
29	COMPENSATION COMMITTEE REPORT
30	COMPENSATION DISCUSSION AND ANALYSIS
30	Overview of Compensation Program and Objectives
31	Our Executive Compensation Program
31	2020 Highlights and Business Results
33	Evolution of Executive Compensation Program
34	Shareholder Outreach and Say on Pay
35	Comparative Framework
35	2020 Compensation Program Elements
35	Base Salaries
36	Annual Incentive Compensation
38	2020 Long-Term Incentive Compensation
40	Perquisites and Other Personal Benefits
40	Stock Ownership Guidelines
41	Equity Holding Policy
42	Clawback Policy
42	Policy Prohibiting Hedging and Pledging
42	Retirement and Other Benefits
43	Severance and Change in Control Benefits
44	Impact of Tax Considerations
44	Compensation Consultant
45	Evaluating the Chief Executive Officer's Performance
45	Equity Award Practices

46	EXECUTIVE COMPENSATION TABLES
46	Summary Compensation Table
48	Grants of Plan-Based Awards in 2020
49	Outstanding Equity Awards at December 31, 2020
51	2020 Option Exercises and Stock Vested Table
51	2020 Pension Benefits
53	2020 Nonqualified Deferred Compensation Table
54	Potential Payments Upon Termination or Change in Control
59	Pay Ratio
60	Risk Considerations in Compensation Decisions
61	PROPOSAL 3 RATIFY, BY NONBINDING, ADVISORY VOTE, THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR OF PENTAIR PLC AND TO AUTHORIZE, BY BINDING VOTE, THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR'S REMUNERATION
62	Audit and Finance Committee Pre-Approval Policy
62	Fees Paid to the Independent Auditors
63	AUDIT AND FINANCE COMMITTEE REPORT
64	PROPOSAL 4 APPROVE THE PENTAIR PLC EMPLOYEE STOCK PURCHASE AND BONUS PLAN, AS AMENDED AND RESTATED
68	PROPOSAL 5 AUTHORIZE THE BOARD OF DIRECTORS TO ALLOT NEW SHARES UNDER IRISH LAW
69	PROPOSAL 6 AUTHORIZE THE BOARD OF DIRECTORS TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW
71	PROPOSAL 7 AUTHORIZE THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW
72	SECURITY OWNERSHIP
73	QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING
77	SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
78	IRISH DISCLOSURE OF SHAREHOLDER INTERESTS
78	2020 ANNUAL REPORT ON FORM 10-K
78	REDUCE DUPLICATE MAILINGS
A-1	APPENDIX A — RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
B-1	APPENDIX B — PENTAIR PLC EMPLOYEE STOCK PURCHASE AND BONUS PLAN, AS AMENDED AND RESTATED

8     2021 Proxy Statement

PROPOSAL 1

Our Board currently has nine members. The size of our Board is limited to no fewer than seven and no more than eleven members, and our Board believes that any size in this range is appropriate. On the recommendation of the Governance Committee, our Board has nominated the nine director nominees named in the resolutions below, all of whom are current directors for re-election for a one-year term expiring on completion of the 2022 Annual General Meeting. If any of the director nominees should become unable to accept election, your proxy or proxies may vote for other persons selected by the Board. Management has no reason to believe that any of the director nominees named below will be unable to serve his or her full term if elected.

Biographies of the director nominees follow. These biographies include for each director his or her age (as of the date of the filing of this Proxy Statement); his or her business experience; his or her directorships in public companies and other organizations within the past five years; and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each should serve as a director.

Gregory E. Knight is standing for election by our shareholders for the first time. In December 2020, Mr. Knight was appointed by our Board to serve as a director effective January 1, 2021. Mr. Knight was identified as a potential candidate for our Board by an independent search firm who assisted the Governance Committee in identifying and evaluating potential candidates.

The text of the resolutions with respect to Proposal 1 is as follows:

"IT IS RESOLVED, by separate resolutions to re-elect the following nine director nominees for a term expiring on completion of the 2022 Annual General Meeting:

(i)	Mona Abutaleb Stephenson	(vi)	Gregory E. Knight
(ii)	Glynis A. Bryan	(vii)	Michael T. Speetzen
(iii)	T. Michael Glenn	(viii)	John L. Stauch
(iv)	Theodore L. Harris	(ix)	Billie I. Williamson."
(v)	David A. Jones

THE BOARD RECOMMENDS A VOTE "FOR" RE-ELECTION OF EACH DIRECTOR NOMINEE.

Pentair plc     9

PROPOSAL 1

DIRECTORS STANDING FOR RE-ELECTION

Mona Abutaleb Stephenson

Age: 58 Director Since: 2019 Committee Served: ► Audit and Finance

Biography

Ms. Abutaleb Stephenson has been the Chief Executive Officer of Medical Technology Solutions, LLC, a provider of technology solutions for the healthcare industry, since 2019. From 2013 to 2018, Ms. Abutaleb was the Chief Executive Officer of mindSHIFT Technologies, Inc., an IT outsourcing/managed services and cloud services provider. From 2006 to 2013, Ms. Abutaleb served as President and Chief Operating Officer of mindSHIFT. In 2012, mindSHIFT was acquired by Best Buy Co., Inc. and then later, in 2014, was acquired by Ricoh Company, Ltd., a leading provider of document management solutions, IT services, printing, digital cameras and industrial systems. Ms. Abutaleb also served as Senior Vice President of Ricoh USA from 2015 to 2017 and Executive Vice President of Ricoh Global Services from 2017 to 2018.

Skills & Qualifications

Ms. Abutaleb has significant executive leadership experience, including in the areas of technology, cyber risk management and strategic planning. Ms. Abutaleb's experience serving on the board of a company operating in a highly regulated industry contributes to her experience overseeing governance and risk.

Other Public Board Service:

Sandy Spring Bancorp, Inc. (2015–present)

Glynis A. Bryan

Age: 62 Director Since: 2003 Committee Served: ► Audit and Finance (Chair)

Biography

Since 2007, Ms. Bryan has been the Chief Financial Officer of Insight Enterprises, Inc., a leading provider of information technology products and solutions to clients in North America, Europe, the Middle East and the Asia-Pacific region. Between 2005 and 2007, Ms. Bryan was the Executive Vice President and Chief Financial Officer of Swift Transportation Co., a holding company that operates the largest fleet of truckload carrier equipment in the United States. Between 2001 and 2005, Ms. Bryan was the Chief Financial Officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group, a logistics and global transportation business. Prior to joining APL, Ms. Bryan spent 16 years with Ryder System, Inc., a truck leasing company where Ms. Bryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services from 1999 to 2000.

Skills & Qualifications

Ms. Bryan has extensive global financial and accounting experience in a variety of business operations along with significant leadership experience. Ms. Bryan's institutional knowledge of Pentair, her global perspective, and her logistics expertise allow her to make significant contributions to the Board.

Other Public Board Service:

Pinnacle West Capital Corporation (2020–present)

10     2021 Proxy Statement

PROPOSAL 1

T. Michael Glenn

Age: 65 Director Since: 2007 Committees Served: ► Compensation (Chair) ► Governance

Biography

Mr. Glenn serves as the Chair of our Compensation Committee. Mr. Glenn served as a Senior Advisor to Oak Hill Capital Partners, a private equity firm, from 2017 to August 2020. Since 2017, Mr. Glenn also has served on the board of directors of Lumen Technologies, Inc. (formerly CenturyLink, Inc.), a global communications and information technology services company, including as Chairman of the board of directors since May 2020. In 2019, Mr. Glenn was appointed to the board of directors of Safe Fleet Holdings, LLC, a provider of integrated safety platforms for fleets. From 1998 until his retirement in 2016, Mr. Glenn served as the Executive Vice President-Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. From 2000 to 2016, Mr. Glenn also served as President and Chief Executive Officer of FedEx Corporate Services, responsible for all marketing, sales, customer service and retail operations functions for all FedEx Corporation operating companies, including FedEx Office.

Skills & Qualifications

Mr. Glenn brings extensive strategic, marketing and communications experience to our Board from his service as one of the top leaders at FedEx Corporation. He has been an active participant in the development of our strategic plans and a strong proponent for strengthening our branding and marketing initiatives.

Other Public Board Service:

Lumen Technologies, Inc. (2017–present); Level 3 Communications, Inc. (2012–2017); Renasant Corporation (2008–2012); Deluxe Corporation (2004–2007)

Theodore L. Harris

Age: 56 Director Since: 2018 Committees Served: ► Compensation ► Governance ► Audit and Finance (former; term ended December 31, 2020)

Biography

Since 2015, Mr. Harris has been the Chief Executive Officer and a Director of Balchem Corporation, a provider of specialty performance ingredients and products for the food, nutritional, feed, pharmaceutical, medical sterilization and industrial industries. Since 2017, Mr. Harris has served as Chairman of Balchem Corporation's board of directors. Prior to joining Balchem, Mr. Harris spent 11 years at Ashland, Inc., a global specialty chemical provider in a wide variety of markets and applications, including architectural coatings, adhesives, automotive, construction, energy, food and beverage, personal care, and pharmaceutical. Mr. Harris served in a variety of senior management positions at Ashland, Inc., serving most recently as Senior Vice President and President, Performance Materials, from 2014 to 2015. Prior to this position, from 2011 to 2014, Mr. Harris served as Senior Vice President and President, Performance Materials & Ashland Supply Chain, and prior to that, Vice President and President, Performance Materials & Ashland Supply Chain. Between 1993 and 2004, Mr. Harris served in a variety of senior level roles for FMC Corporation, a global provider of crop-protection products, where he last served as General Manager of the Food Ingredients Business.

Skills & Qualifications

Mr. Harris brings to our Board broad managerial, international, operational, financial and sales experience, as well as his track record of developing worldwide marketing strategies and his strong connectivity to consumer end markets.

Other Public Board Service:

Balchem Corporation (2015–present)

Pentair plc     11

PROPOSAL 1

David A. Jones

Age: 71 Director Since: 2003 Committees Served: ► Compensation ► Governance

Biography

Mr. Jones serves as the Chairman of the Board. Since 2008, Mr. Jones has been Senior Advisor to Oak Hill Capital Partners, a private equity firm. In 2017, Mr. Jones was appointed to the board of directors of Checkers Drive-In Restaurants, Inc., a leading national restaurant chain, from 2016 to October 2019, Mr. Jones served on the board of directors of Imagine! Print Solutions, a provider of in-house marketing solutions, and from 2012 to October 2020, Mr. Jones served on the board of directors of Earth Fare, Inc., one of the largest natural food retailers in the U.S., all of which are privately owned by Oak Hill Capital Partners. Between 1996 and 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide, and pet supply product categories. Mr. Jones also served in leadership roles with Rayovac, Spectrum Brands, Thermoscan, The Regina Company and Electrolux Corp.

Skills & Qualifications

Mr. Jones' extensive management experience with both public and private companies and private equity, coupled with his global operational, financial, and mergers and acquisitions expertise, have given the Board invaluable insight into a wide range of business situations. Mr. Jones has served on each of our Board Committees, which allows him to bring to the Board insight into a wide range of business and governance situations.

Other Public Board Service:

Dave & Buster's Entertainment, Inc. (2010–2016); The Hillman Group (2010–2014); Simmons Bedding Company (2000–2010); Spectrum Brands, Inc. (1996–2007); Tyson Foods, Inc. (1995–2005)

Gregory E. Knight

Age: 53 Director Since: 2021 Committee Served: ► Audit and Finance

Biography

Mr. Knight serves as the Executive Vice President, Customer Transformation and Business Services of CenterPoint Energy, Inc., an energy delivery company. He was the Chief Customer Officer, US Energy and Utilities, of National Grid US, an energy delivery company, from 2019 until August 2020. Mr. Knight served at CenterPoint Energy, Inc. as Senior Vice President and Chief Customer Officer, Utility and Commercial Businesses from 2014 to 2019 and Division Vice President, Customer Services from 2009 to 2014. Mr. Knight also previously served in management positions at Ricoh Americas from 2004 to 2009, Reliant retail energy from 2001 to 2004, Allen Knight Inc. from 2000 to 2001 and Verizon from 1992 to 2000.

Skills & Qualifications

Mr. Knight brings to our Board a strong background in customer care and experience in both business to business and business to customer environments, as well as experience in digital transformation, information technology and operations.

12     2021 Proxy Statement

PROPOSAL 1

Michael T. Speetzen

Age: 51 Director Since: 2018 Committee Served: ► Audit and Finance

Biography

Since January 2021, Mr. Speetzen has served as the Interim Chief Executive Officer of Polaris Inc., a global powersports leader with a product line-up that includes side-by-side and all-terrain off-road vehicles, motorcycles, boats, and snowmobiles. Mr. Speetzen served as Executive Vice President, Finance and Chief Financial Officer of Polaris from 2015 to 2020. From 2011 to 2015, Mr. Speetzen was Senior Vice President, Finance and Chief Financial Officer of Xylem Inc., a leading global water technology equipment and service provider. Prior to joining Xylem, Mr. Speetzen served as Vice President and Chief Financial Officer of ITT Fluid and Motion Control from 2009 to 2011, Chief Financial Officer for the StandardAero division of the private equity firm Dubai Aerospace Enterprise Ltd. from 2007 to 2009, and various positions of increasing responsibility in the finance functions at Honeywell International, Inc. and General Electric Company.

Skills & Qualifications

Mr. Speetzen brings to our Board extensive financial experience and knowledge of global markets and transacting international business.

John L. Stauch

Age: 56 Director Since: 2018

Biography

Mr. Stauch is the President and Chief Executive Officer of Pentair plc having previously served as Chief Financial Officer of Pentair from 2007 to 2018. Prior to joining Pentair, Mr. Stauch served as Chief Financial Officer of the Automation and Control Systems unit of Honeywell International Inc. from 2005 to 2007. Previously, Mr. Stauch served as Chief Financial Officer and Information Technology Director of PerkinElmer Optoelectronics and various executive, investor relations and managerial finance positions within Honeywell International Inc. and its predecessor AlliedSignal Inc. from 1994 to 2005. Mr. Stauch serves as a Director of Deluxe Corporation, where he is currently Chair of the Audit Committee and a member of the Finance Committee.

Skills & Qualifications

Mr. Stauch brings to our Board extensive knowledge of Pentair as our President and Chief Executive Officer and former Chief Financial Officer and extensive experience as a financial executive with many aspects of public company strategy and operations.

Other Public Board Service:

Deluxe Corporation (2016–present)

Pentair plc     13

PROPOSAL 1

Billie I. Williamson

Age: 68 Director Since: 2014 Committees Served: ► Governance (Chair) ► Compensation

Biography

Ms. Williamson serves as Chair of our Governance Committee. Ms. Williamson has over three decades of experience auditing public companies as an employee and partner of Ernst & Young LLP. From 1998 to 2011, Ms. Williamson served Ernst & Young as a Senior Assurance Partner. Ms. Williamson was also Ernst & Young's Americas Inclusiveness Officer, a member of its Americas Executive Board, which functions as the Board of Directors for Ernst & Young dealing with strategic and operational matters, and a member of the Ernst & Young U.S. Executive Board responsible for partnership matters for the firm.

Skills & Qualifications

Ms. Williamson brings to our Board extensive financial and accounting knowledge and experience, including her service as a principal financial officer and an independent auditor to numerous Fortune 250 companies and her professional training and standing as a Certified Public Accountant, as well as her broad experience with SEC reporting and governance matters.

Other Public Board Service:

Cushman & Wakefield plc (2018–present); Kraton Corporation (2018–present); XL Group Ltd. (2018); CSRA Inc. (2015–2018); Janus Capital Group Inc. (2015–2017); Exelis Inc. (2012–2015); Annie's Inc. (2012–2014)

14     2021 Proxy Statement

PROPOSAL 1

DIRECTOR INDEPENDENCE

The Board, based on the recommendation of the Governance Committee, determines the independence of each director based upon the New York Stock Exchange ("NYSE") listing standards and the categorical standards of independence included in our Corporate Governance Principles. Based on these standards, the Board has affirmatively determined that all of our non-employee directors (i.e., Mses. Abutaleb, Bryan, and Williamson and Messrs. Glenn, Harris, Jones, Knight, and Speetzen) are independent and have no material relationship with us (including our directors and officers) that would interfere with their exercise of independent judgment. John L. Stauch, our President and Chief Executive Officer, is the only director who is not independent.

In determining independence, our Board and Governance Committee consider circumstances where a director serves as an employee of another company that is a customer or supplier. The Board and Governance Committee have reviewed each of these relationships, which are set forth below. In every case, the relationship involves sales to or purchases from the other company that, for each of 2018, 2019, and 2020, were (a) less than the greater of $1 million or 2% of that organization's consolidated gross revenues during each of 2018, 2019, and 2020; and (b) not of an amount or nature that impeded the director's exercise of independent judgment.

Director	Relationship(s) Considered
Ms. Bryan	Chief Financial Officer, Insight Enterprises, Inc.

Mr. Glenn	Senior Advisor, Oak Hill Capital Partners

Mr. Jones	Senior Advisor, Oak Hill Capital Partners

Mr. Speetzen	Interim Chief Executive Officer, Polaris Inc.

DIRECTOR QUALIFICATIONS; DIVERSITY AND TENURE

The Governance Committee and the Board recognize that the Board's contributions and effectiveness depend on the character and abilities of each director individually as well as on their collective strengths. Accordingly, the Governance Committee and the Board evaluate candidates based on several criteria. Directors are chosen with a view to bringing to the Board a diversity of skills, qualifications, experiences, perspectives and backgrounds. In this regard, the Governance Committee considers diversity of age, gender, race, ethnicity and other characteristics. The Governance Committee and the Board seek to establish a core of strategic and business advisers with financial and management expertise, and also consider candidates with substantial experience outside the business community, such as in the public, academic or scientific communities. In addition, the Governance Committee and the Board consider the tenure of incumbent directors, with the goal of having a mix of shorter-tenured directors who provide fresh perspectives and longer-tenured directors who provide institutional knowledge regarding our company and our business.

When considering candidates for election as directors, the Governance Committee and the Board are guided by the following principles, found in our Corporate Governance Principles:

►
at least a majority of the Board must consist of independent directors;
►
each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;
►
each director should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities as a director;
►
each director should possess substantial and significant experience that could be important to us in the performance of his or her duties;
►
each director should have sufficient time available to devote to our affairs; and
►
each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily the interests of a special interest group or constituency and be committed to enhancing long-term shareholder value.

The Governance Committee in the first instance is charged with observing these policies, and strives in reviewing each candidate to assess the fit of his or her qualifications with the needs of the Board and our company at that time, given the then current mix of directors' attributes. Board composition, effectiveness and processes are all subject areas of our annual Board self-assessment, which is described in more detail below under "Board and Committee Self-Assessments."

Pentair plc     15

PROPOSAL 1

SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROXY ACCESS

Our Corporate Governance Principles provide that the Governance Committee will consider persons properly recommended by shareholders to become nominees for election as directors in accordance with the criteria described above under "Director Qualifications; Diversity and Tenure." Recommendations for consideration by the Governance Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Corporate Secretary, Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom.

Our Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election as directors in connection with an Annual General Meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association and submitted within the timing requirements set forth in the Articles of Association. See "Shareholder Proposals and Nominations for the 2022 Annual General Meeting of Shareholders" below for more information.

In addition, eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proxy access provisions in our Articles of Association. All such nominations must be accompanied by certain background and other information specified in our Articles of Association and submitted within the timing requirements set forth in our Articles of Association. See "Shareholder Proposals and Nominations for the 2022 Annual General Meeting of Shareholders" below for more information.

16     2021 Proxy Statement

ESG OVERVIEW

As a leading provider of water treatment and sustainable solutions and with a foundation of Win Right values, we recognize that the work we do and the products and services we provide improve lives and the environment around the world. Pentair strives to be a positive influence on the social and environmental issues of today. As we progress, we are committed to building on our Win Right values and culture by further contributing to the development of a sustainable and responsible society that we believe will also drive our future growth. We are focused on further integrating our environmental, social, and governance (ESG) goals throughout our business by creating broad accountability for our social responsibility strategy and creating shared commitments and targets. In 2020, Pentair completed a formal ESG assessment to identify ESG topics of importance to our shareholders, customers, suppliers, employees, and communities. Through engagement with these stakeholders, internal business leaders, and subject matter experts, we identified ESG goals designed to culminate into targets to further our commitment to social responsibility.

Environmental

We are focused on reducing our impact on climate change by reducing greenhouse gas emissions while increasing energy and water use efficiency measures throughout our operations. We also seek to continue reducing waste from operations; increase reuse and recycling; support the use of sustainable, renewable natural resources; and design products that facilitate environmental sustainability.

Social

We are focused on enhancing our efforts to engage our suppliers, customers and employees by augmenting our supplier code of conduct. We are also focused on continuing our employee engagement efforts, and executing on our inclusion and diversity strategies and initiatives. We also remain committed to providing a safe workplace for all our employees.

Governance

We are focused on our culture of Winning Right and compliance, including delivering for our customers on product safety and regulatory compliance. We are also focused on creating value for our shareholders with accountability for performance.

We have published an annual corporate responsibility report that has reported on ESG and our accomplishments. In addition, we established a formal social responsibility program to further advance our social responsibility goals. Karla Robertson, our EVP, General Counsel, and Secretary, was appointed to the additional role of Chief Social Responsibility Officer. She leads Pentair's social responsibility program with oversight and strategic direction provided by our Board of Directors and its Governance Committee.

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CORPORATE GOVERNANCE MATTERS

THE BOARD'S ROLE AND RESPONSIBILITIES

Our Response to the Pandemic

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic has continued to spread throughout the United States and the world, with the continued potential for significant impact. The effects of the COVID-19 pandemic have had, and may continue to have, an unfavorable impact on certain parts of our business. From the earliest signs of the outbreak we have taken proactive action to protect the health and safety of our employees, customers, and suppliers. We have enacted rigorous safety measures in our sites, including implementing social distancing protocols, implementing working from home arrangements for those employees who do not need to be physically present on the manufacturing floor and do not provide manufacturing-support activities, suspending travel, extensively and frequently disinfecting our workspaces, conducting temperature monitoring at our facilities, and providing or accommodating the wearing of facial coverings by those employees who must be physically present in their workplace and where facial coverings are required by local government orders. We expect to continue to implement these measures until we determine that the COVID-19 pandemic is adequately contained for purposes of our business, and we may take further actions as government authorities require or recommend or as we determine to be in the best interests of our employees, customers, and suppliers.

In response to the pandemic, Pentair has also done the following:

►
Implemented a broad and effective crisis response
►
Established a COVID-19 Core Response Team, with oversight by the Executive Team and Board of Directors
►
Built a globally aligned pandemic response plan with standardized site-level Exposure Control Plans covering among other things:

•
Standard process on social distancing, barriers and facial coverings
  •
  Expanded disinfection and sanitation procedures

  •
  Centralized supply management to ensure access to protective equipment

  •
  Audit and escalation processes
►
Implemented a telework policy for employees able to work from home
►
Developed and optimized a case tracking system
►
Deployed a controlled visitor access policy across our sites
►
Established and updated a COVID-19 Information Hub on our employee intranet site, providing employees with updated information, protocols and guidance
►
Established travel, field work and meeting safety protocols and guidance and provided employee training on the protocols
►
Continuously reviewed customer needs and re-balanced lines and staffing levels to mitigate business impact to customers and mitigate the effects of COVID-19 related supply chain disruptions
►
Deployed a global shelter in place/government decree review process to ensure compliance with various dynamic government orders
►
Offered enhanced employee support including: COVID-19 pay assistance, expanded telemedicine access, and a third-party professional partnership on COVID case management, contact tracing and testing
►
Provided information and resources on vaccines

For more discussion of the impact of the COVID-19 pandemic on our business, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the "Form 10-K") filed with the Securities and Exchange Commission (the "SEC").

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CORPORATE GOVERNANCE MATTERS

Risk Oversight

The Board is responsible for general oversight of our risk management. The Board focuses on the most significant and material risks facing us and helps to ensure that management develops and implements controls and appropriate risk mitigation strategies.

At the direction of the Board, we have instituted an enterprise-wide risk management process that identifies potential exposure to risks that arise in the course of our business. The Board has determined that the Board as a whole, and not a separate committee, will oversee our enterprise risk management process. Each of our Board Committees has historically focused and continues to focus on specific risks within its respective area of responsibility and regularly reports to the full Board. The Board uses our enterprise-wide risk management system as a key tool for understanding the risks facing us as well as assessing whether management's processes, procedures and practices for mitigating those risks are effective. Our General Counsel is the primary person responsible to the Board in the planning, assessment and reporting of our risk profile and this risk management system. The Board reviews and discusses an assessment of and a report on our risk profile on a regular basis, including reports on strategic, operational, financial, cybersecurity, information technology, and legal and regulatory compliance risks.

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CORPORATE GOVERNANCE MATTERS

Oversight of Company Strategy

At least once per year, the Board and senior management engage in an in-depth strategic review of our company's outlook and strategy, which is designed to create long-term shareholder value and serves as the foundation upon which goals are established. Throughout the year, the Board reviews our strategy and monitors management's progress against such goals.

Oversight of Succession Planning

The Board views its role in succession planning and talent development as a key responsibility. At least once per year, usually as part of the annual talent review process, the Board discusses and reviews the succession plans for the Chief Executive Officer position and other executive officers and key contributors. The Board becomes familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success.

Communicating with Shareholders and Other Stakeholders

We believe that maintaining an active dialogue with our shareholders is important to our long-term success. We value the opinions of our shareholders and other stakeholders and welcome their views throughout the year on key issues. During 2020, we continued our shareholder outreach efforts with respect to corporate governance, executive compensation and ESG matters by initiating communications with our largest shareholders representing a majority of our outstanding shares. The majority of shareholders with whom we spoke supported our corporate governance practices and executive compensation program, and shareholders have expressed their support for our ESG initiatives. If you wish to communicate with the Board, non-employee directors as a group, or any individual director, including the Chairman, you may send a letter addressed to the relevant party, c/o Corporate Secretary, Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom. Any such communications will be forwarded directly to the relevant addressee(s).

Policies and Procedures Regarding Related Person Transactions

Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

►
a "related person" means any of our directors, executive officers, or 5% shareholders or any of their immediate family members; and
►
a "related person transaction" generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.

Potential related person transactions must be disclosed and brought to the attention of the Governance Committee directly or to the General Counsel for transmission to the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer or director becomes aware of the related person transaction. The Governance Committee's decision whether to approve or ratify a related person transaction is to be made in light of a number of factors, including the following:

►
whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party had no affiliation with any of our directors, executive officers or 5% shareholders;
►
whether there are demonstrable business reasons for us to enter into the related person transaction;
►
whether the related person transaction could impair the independence of a director under our Corporate Governance Principles' standards for director independence;
►
whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer; and

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CORPORATE GOVERNANCE MATTERS

►
the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of the relationship, and any other factors the Governance Committee deems relevant.

We had no related person transactions during 2020. To our knowledge, no related person transactions are currently proposed.

BOARD STRUCTURE AND PROCESSES

We and our Board are committed to the highest standards of corporate governance and ethics. As part of this commitment, the Board has adopted a set of Corporate Governance Principles that sets forth our policies on:

►
selection and composition of the Board;
►
Board leadership;
►
Board composition and performance;
►
responsibilities of the Board;
►
the Board's relationship to senior management;
►
meeting procedures;
►
committee matters; and
►
succession planning and leadership development.

The Board regularly reviews and, if appropriate, revises the Corporate Governance Principles and other governance instruments, including the charters of its Audit and Finance, Compensation, and Governance Committees, in accordance with rules of the Securities and Exchange Commission ("SEC"), the NYSE and Irish law. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, contractors, directors and executive officers, including our Chief Executive Officer and senior financial officers.

Copies of these documents are available, free of charge, on our website at https://www.pentair.com/en-us/about/corporate-governance.html.

Board Leadership Structure

We do not have a policy requiring the positions of Chairman of the Board and Chief Executive Officer to be held by different persons. Rather, the Board has the discretion to determine whether the positions should be combined or separated. Since 2018, the positions of Chief Executive Officer and Chairman of the Board have been separated.

Mr. Stauch is our Chief Executive Officer, and Mr. Jones, an independent member of the Board, serves as Chairman of the Board. The role of the Chairman is to provide independent leadership to the Board, act as liaison between and among the non-employee directors and our company, and seek to ensure that the Board operates independently of management. The Chairman's principal responsibilities include:

►
leading meetings of the Board;
►
presiding over all executive sessions of the Board;
►
in conjunction with the Chair of the Compensation Committee, reporting to the Chief Executive Officer on the Board's annual review of his performance;
►
approving the agenda for Board meetings, including scheduling to assure sufficient time for discussion of all agenda items;
►
in conjunction with the Committee Chairs, ensuring an appropriate flow of information to the Board;
►
holding one-on-one discussions with individual directors where requested by directors or the Board; and
►
carrying out other duties as requested by the Board.

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CORPORATE GOVERNANCE MATTERS

Board and Committee Self-Assessments

The Board annually conducts a self-assessment of the Board and each committee in addition to verbal assessments conducted in independent executive session at the end of Board and committee meetings. In 2020, the annual assessment process consisted of individual meetings with the Chairman and each director to discuss his or her assessment of the Board, and a written evaluation of the Board and each committee by its members comprising both quantitative scoring and narrative comments on a range of topics, including:

The written evaluation responses were compiled by a third party. The committee results were shared with each committee Chair who each led a discussion of the assessment at the following regular committee meeting. The results of the written Board evaluations were shared with the Chairman of the Board and Governance Committee Chair who led a discussion of the assessment at the following Board meeting.

Board Education

Board education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our company, including our business, strategy and governance. For example, new directors typically participate in one-on-one introductory meetings with our senior business and functional leaders. On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the industry, both from senior management and from experts outside of our company. Directors may also enroll in continuing education programs sponsored by third parties at our expense.

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CORPORATE GOVERNANCE MATTERS

COMMITTEES OF THE BOARD

The Board has three standing committees comprised solely of independent directors: the Audit and Finance Committee, the Compensation Committee, and the Governance Committee. The committee members also meet in executive session without management present at each regularly scheduled meeting.

The information below reflects the number of meetings of the Board and each committee held during fiscal year 2020. The information below regarding Committee membership lists the current members. Gregory E. Knight joined the Audit and Finance Committee effective January 1, 2021 and Theodore L. Harris transitioned from the Audit and Finance Committee to the Compensation and Governance Committees at that same time.

Audit and Finance Committee
Role:	The Audit and Finance Committee is responsible, among other things, for assisting the Board with oversight of our accounting and financial reporting processes, oversight of our financing strategy, investment policies, and financial condition, and audits of our financial statements. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor, and the performance of our internal audit function and of the external auditor. The Committee also reviews and discusses disclosure of non-GAAP measures. The Committee is directly responsible for the appointment, compensation, evaluation, terms of engagement (including retention and termination), and oversight of the independent registered public accounting firm. The Committee discusses with the independent auditor any critical audit matters. The Committee holds meetings regularly with our independent and internal auditors, the Board, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment, and compliance with our Code of Business Conduct and Ethics and other policies.

Members:	Glynis A. Bryan (Chair), Mona Abutaleb, Gregory E. Knight, and Michael T. Speetzen. All members have been determined to be independent under SEC and NYSE rules.

Report:	You can find the Audit and Finance Committee Report under "Audit and Finance Committee Report" of this Proxy Statement.

Financial Experts:	The Board has determined that all members of the Committee are financially literate under NYSE rules and that Ms. Bryan and Mr. Speetzen qualify as "audit committee financial experts" under SEC standards.

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CORPORATE GOVERNANCE MATTERS

Compensation Committee
Role:	The Compensation Committee approves, amends, and administers the policies that govern executive compensation. This includes establishing and reviewing executive base salaries and administering cash bonus and equity-based compensation under the Pentair plc 2020 Share and Incentive Plan (the "2020 Plan"). The Committee also sets the Chief Executive Officer's compensation in conjunction with the Board's annual evaluation of his performance. The Committee has engaged Aon Consulting (formerly Aon Hewitt), a human resources consulting firm, to aid the Committee in its annual review of our executive compensation program for continuing appropriateness and reasonableness and to make recommendations regarding executive officer compensation levels and structures. In reviewing our executive compensation program, the Compensation Committee also considers other sources to evaluate external market, industry and peer-company practices. Information regarding the independence of Aon Consulting is included under "Compensation Discussion and Analysis — Compensation Consultant." A more complete description of the Compensation Committee's practices can be found under "Compensation Discussion and Analysis" under the headings "Comparative Framework" and "Compensation Consultant."

Members:	T. Michael Glenn (Chair), Theodore L. Harris, David A. Jones, and Billie I. Williamson. All members have been determined to be independent under SEC and NYSE rules.

Report:	You can find the Compensation Committee Report under "Compensation Committee Report" of this Proxy Statement.

Governance Committee
Role:	The Governance Committee is responsible for, among other things, identifying individuals suited to become directors and recommending nominees to the Board for election at Annual General Meetings. In addition, the Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board. The Committee is also responsible for reviewing annually and recommending to the Board changes to our Corporate Governance Principles and administering the annual Board and Board Committee self-assessments. The Governance Committee oversees public policy matters and compliance with our Code of Business Conduct and Ethics. The Governance Committee also oversees ESG-related matters.

Members:	Billie I. Williamson (Chair), T. Michael Glenn, Theodore L. Harris, and David A. Jones. All members have been determined to be independent under NYSE rules.

ATTENDANCE AT MEETINGS

The Board held eight meetings in 2020. Members of the Board are expected to attend all scheduled meetings of the Board and the committees on which they serve and all Annual and Extraordinary General Meetings. All current directors attended at least 90% of the meetings of the Board and meetings of the committees on which they served during the period for which such persons served in 2020. In each regularly scheduled meeting, the independent directors also met in executive session, without the Chief Executive Officer or other members of management present. All of the current directors who were then-serving joined the 2020 Annual General Meeting telephonically due to pandemic-related health and safety concerns and travel restrictions.

DIRECTOR COMPENSATION

The Governance Committee annually reviews the compensation of our non-employee directors and makes recommendations to the Board. Our independent directors approve our director compensation.

We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors' compensation should be tied to long-term growth in shareholder value.

Mr. Stauch, our only employee-director, is not, and will not be, separately compensated for service as a member of the Board. Mr. Knight joined the Board effective January 1, 2021 and therefore is not included in any of the following director compensation tables because he did not receive any compensation in fiscal 2020.

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CORPORATE GOVERNANCE MATTERS

Director Retainers

The annual retainers for non-employee directors' service on the Board and Board Committees during 2020 were as follows:

Board Retainer	$90,000

Non-Employee Director Chair	$140,000

Audit and Finance Committee Chair Supplemental Retainer	$22,750

Compensation Committee Chair Supplemental Retainer	$15,000

Governance Committee Chair Supplemental Retainer	$15,000

Audit and Finance Committee Retainer	$13,500

Compensation Committee Retainer	$7,500

Governance Committee Retainer	$7,500

The above fee structure was reviewed and re-approved by our independent directors in December 2019 based on recommendations from the Governance Committee and from Aon Consulting who reviewed our director compensation practices against the practices of our peer group. We also previously adopted a policy to provide, beginning in 2019, a tax equalization payment to non-employee directors on any U.K. taxes that may be paid on account of our company's payment of, or reimbursement for, travel, lodging and meal expenses incidental to Board and Board Committee meetings and reimbursement of fees and expenses in connection with assistance in the preparation of U.K. tax returns and any U.K. taxes on such payment or reimbursement. In addition, for the purposes of limiting double-taxation on U.K. sourced income, non-employee directors are eligible to receive tax equalization payments if the income taxes owed on U.K. sourced income exceeds the income tax rates relative to their countries of residence.

In December 2020, Aon Consulting again reviewed our director compensation with the Governance Committee based on the director compensation practices of our peer group, and our independent directors approved the same level of director compensation for 2021.

Equity Awards

Non-employee directors receive an annual equity grant as a part of their compensation. The full value of the annual equity grant is delivered in the form of restricted stock units. The restricted stock units vest on the first anniversary of the grant date. Each restricted stock unit represents the right to receive one ordinary share upon vesting. The restricted stock units accrue dividend equivalents that will be paid out in ordinary shares if and when the award vests.

The annual grant for 2020, as approved by our independent directors based on the recommendation from the Governance Committee, was valued at $140,000 and was granted on January 2, 2020. Based on the review of director compensation by Aon Consulting and the recommendation of the Governance Committee, our independent directors approved an annual grant for 2021 again valued at $140,000, which was granted on January 4, 2021.

Stock Ownership Guidelines for Non-Employee Directors

Our Corporate Governance Principles establish that non-employee directors should acquire and hold our company shares or share equivalents at a level of five times the annual board retainer.

Pentair plc     25

CORPORATE GOVERNANCE MATTERS

STOCK OWNERSHIP FOR NON-EMPLOYEE DIRECTORS SERVING AS OF DECEMBER 31, 2020

	Share Ownership(1)	12/31/20 Market Value ($)(2)	Ownership Guideline ($)	Meets Guideline(3)
Mona Abutaleb	6,330	336,060	450,000	No

Glynis A. Bryan	30,341	1,610,804	450,000	Yes

T. Michael Glenn	27,733	1,472,345	450,000	Yes

Theodore L. Harris	7,010	372,161	450,000	No

David A. Jones	71,768	3,810,163	450,000	Yes

Michael T. Speetzen	7,010	372,161	450,000	No

Billie I. Williamson	13,610	722,555	450,000	Yes

(1)
The amounts in this column include ordinary shares owned by the director, both directly and indirectly, and unvested restricted stock units.

(2)
Based on the closing market price for our ordinary shares on December 31, 2020 of $53.09.

(3)
Non-employee directors have five years after their election as a director to meet the stock ownership guidelines. Messrs. Harris and Speetzen were first elected as directors in 2018 and Ms. Abutaleb was first elected as a director in 2019. All directors have met or are on track to meet the guidelines.

Director Compensation Table

The table below summarizes the compensation that we paid to non-employee directors for the year ended December 31, 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Mona Abutaleb	108,002	140,003	—	—	—	5,609	253,614

Glynis A. Bryan	128,542	140,003	—	—	—	5,739	274,284

Jacques Esculier	37,492	140,003	—	—	—	5,940	183,435

T. Michael Glenn	122,292	140,003	—	—	—	4,069	266,364

Theodore L. Harris	105,792	140,003	—	—	—	5,517	251,312

David A. Jones	247,292	140,003	—	—	—	10,381	397,676

Michael T. Speetzen	105,792	140,003	—	—	—	5,517	251,312

Billie I. Williamson	122,292	140,003	—	—	—	5,517	267,812

(1)
Mr. Esculier's service on the Board ended May 5, 2020 when his term concluded at the 2020 Annual General Meeting.

(2)
The amounts in column (c) represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 ("ASC 718"), of restricted stock units granted during 2020. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the year ended December 31, 2020 included in our

26     2021 Proxy Statement

CORPORATE GOVERNANCE MATTERS

  Annual Report on Form 10-K filed with the SEC on February 16, 2021. As of December 31, 2020, each then-serving director had the unvested restricted stock units and deferred share units shown in the table below.

Name	Unvested Restricted Stock Units	Deferred Share Units
Mona Abutaleb	3,016	—

Glynis A. Bryan	3,016	5,349

T. Michael Glenn	3,016	1,854

Theodore L. Harris	3,016	—

David A. Jones	3,016	53,281

Michael T. Speetzen	3,016	—

Billie I. Williamson	3,016	—

(3)
No stock options were granted to our non-employee directors during 2020. As of December 31, 2020, each then-serving director had the outstanding stock options shown in the table below.

Name	Outstanding Stock Options
Mona Abutaleb	—

Glynis A. Bryan	22,017

T. Michael Glenn	28,324

Theodore L. Harris	—

David A. Jones	22,017

Michael T. Speetzen	—

Billie I. Williamson	—

(4)
The amounts in column (g) for 2020 include tax equalization payments on any U.K. taxes paid on account of our company's payment of, or reimbursement for, (a) lodging expenses incidental to Board and Board Committee meetings, (b) fees and expenses in connection with assistance in the preparation of U.K. tax returns and (c) a U.K. tax equalization payment gross-up for Mr. Jones. The directors also occasionally receive personal use of event tickets when such tickets are not being used for business purposes for which we have no aggregate incremental cost.

Pentair plc     27

PROPOSAL 2

EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, the Board is asking the shareholders to approve, by nonbinding, advisory vote, the compensation of the Named Executive Officers disclosed in the sections below titled "Compensation Discussion and Analysis" and "Executive Compensation Tables." We currently hold these votes annually.

Executive compensation is an important matter to the Board and the Compensation Committee and to our shareholders. We have designed our executive compensation program to align executive and shareholder interests by rewarding the achievement of specific annual, long-term, and strategic goals that create long-term shareholder value. We believe that our executive compensation program provides competitive compensation that motivates and rewards executives for achieving financial and strategic objectives, provides rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels, encourages growth and innovation, attracts and retains the Named Executive Officers and other key executives, and aligns our executive compensation with shareholders' interests through the use of equity-based incentive awards.

The Compensation Committee has overseen the development and implementation of our executive compensation program in line with these compensation objectives. The Compensation Committee continuously reviews, evaluates and updates our executive compensation program to ensure that we provide competitive compensation that motivates the Named Executive Officers to perform at their highest levels while increasing long-term value to our shareholders.

With these compensation objectives in mind, the Compensation Committee has taken a number of compensation actions in recent years to align with our shareholders' interests, including the following:

►
Annual cash incentives for the Named Executive Officers are based on performance goals that correlate strongly with several primary corporate objectives: focusing on revenue growth, improving the financial return from our business and strengthening our balance sheet through cash flow improvement and debt reduction.
►
Long-term incentive awards that are performance based and aligned with creating long-term shareholder value.
►
Robust stock ownership guidelines for executive officers.
►
No single trigger change in control vesting or excise tax gross-ups in our Key Executive Employment and Separation Agreements ("KEESAs").
►
Elimination of executive cash perquisite allowance.
►
Enhanced policy prohibiting hedging by directors, executive officers and employees.

As described in detail under "Compensation Discussion and Analysis — Shareholder Outreach and Say on Pay," we continued our shareholder outreach in 2020.

These and other actions demonstrate our continued commitment to align executive compensation with shareholders' interests while providing competitive compensation to attract, motivate and retain the Named Executive Officers and other key executives. We will continue to review and adjust our executive compensation program with these goals in mind to ensure the long-term success of our company and generate increased long-term value to our shareholders.

This nonbinding, advisory vote gives you an opportunity to express your views about our executive compensation program. As we further align our executive compensation program with the interests of our shareholders while continuing to retain key talented executives who drive our company's success, we ask that you approve the compensation of the Named Executive Officers.

The resolution in respect of this Proposal 2 is an ordinary resolution. The text of the resolution with respect to Proposal 2 is as follows:

"IT IS RESOLVED, that, on a nonbinding, advisory basis, the compensation of Pentair plc's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying tables and the related disclosures contained in Pentair plc's Proxy Statement is hereby approved."

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

28     2021 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

THE COMPENSATION COMMITTEE

T. Michael Glenn, Chair
Theodore L. Harris
David A. Jones
Billie I. Williamson

Pentair plc     29

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM AND OBJECTIVES

The Compensation Committee sets and administers the policies that govern our executive compensation, including:

►
establishing and reviewing executive base salaries;
►
overseeing our annual incentive compensation plans;
►
overseeing our long-term equity-based compensation plan;
►
approving all awards under those plans;
►
annually evaluating risk considerations associated with our executive compensation program; and
►
annually approving all compensation decisions for executive officers, including those for the Named Executive Officers, who are named in the Summary Compensation Table below.

The Compensation Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders' interests. The Compensation Committee seeks to accomplish this objective by rewarding the achievement of specific annual, long-term and strategic goals that create lasting shareholder value.

The Compensation Committee's specific objectives include:

►
motivating and rewarding executives for achieving financial and strategic objectives;
►
aligning management and shareholder interests by encouraging employee stock ownership;
►
providing rewards commensurate with company performance;
►
encouraging growth and innovation; and
►
attracting and retaining top-quality executives and key employees.

To balance the objectives described above, our executive compensation program uses the following direct compensation elements:

►
base salary, to provide fixed compensation competitive in the marketplace;
►
annual incentive compensation, to reward short-term performance against specific financial targets; and
►
long-term incentive compensation, to link management incentives to long-term value creation and shareholder return.

We also provide standard retirement and health and welfare benefits to attract and retain executives over the longer term.

The Compensation Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Committee's goals. As such, our executive compensation program is predominantly performance-based, which encourages our executive officers to focus on our company's long-term success and aligns with the long-term interests of our shareholders. The approximate mix of total target direct compensation for 2020 for our Chief Executive Officer and the average of the other Named Executive Officers is shown in the charts that follow.

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COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee has taken a number of actions in recent years with the focus of aligning our executive compensation program with Pentair's short-term and long-term objectives while also addressing shareholder feedback and compensation best practices. The table below outlines a number of key features in our executive compensation program.

WHAT WE DO	WHAT WE DON'T DO

Annual Shareholder Outreach to seek input and feedback on executive compensation
Independent Consultant, hired by and reporting to the Compensation Committee and evaluated periodically
Comparator Group ("peer group") evaluated annually, based on industry and revenue of 1/2 to 2x revenue size
Significant CEO pay at risk (85%); average of 73% for other Named Executive Officers
Stock Ownership Guidelines and Holding Policy for the CEO at 6.0x base salary and 2.0-3.0x for executive officers
Formal Clawback Policy for cash bonuses and performance-based equity awards
Annual Risk-Assessment of our compensation programs and policies

No employment agreements or multi-year compensation commitments with any current executive officers
No Single-Trigger Change in Control Equity Vesting in KEESAs
No Excise Tax Gross-ups for executive officers
No individual supplemental executive retirement plans for newly appointed executive officers
No hedging or pledging of Pentair equity securities
No stock options granted below fair market value
No Flexible Perquisite Cash Allowance for executive officers

2020 HIGHLIGHTS AND BUSINESS RESULTS*

Organizational Changes

In 2020, we re-aligned our organizational structure into two reporting segments, Consumer Solutions and Industrial & Flow Technologies, to better position our businesses to the needs of our customers. In connection with this re-alignment, we eliminated the position held by Karl R. Frykman, our Chief Operating Officer, and instead installed executive leadership for each segment. Prior to his recent position, Mr. Frykman served in various positions at Pentair over his more than 20-year career with the Company, including many years building and leading our Pool business. As a result, in connection with Mr. Frykman's departure, it was critical to ensure a smooth transition of his responsibilities. In assessing the leadership needs for our new organizational structure, we hired Mario R. D'Ovidio to lead the Consumer Solutions segment and promoted Jerome O. Pedretti to lead the Industrial & Flow Technologies segment.

Also during 2020, Mark C. Borin, our former Chief Financial Officer, decided to leave the Company to accept an operational leadership position at a private, employee-owned business. We welcomed Robert P. Fishman as our new Chief Financial Officer and Mr. Borin remained with the Company for a period of time to ensure an orderly transition.

Impact of COVID-19

The COVID-19 pandemic affected companies around the world in unprecedented ways, including impacting both of our segments. We focused on stabilizing our businesses and operations for our customers, employees, and shareholders. Following the second quarter, we reintroduced guidance based on an updated outlook, and then further raised our guidance when reporting third quarter results. We concluded our year delivering growth in a uniquely challenged environment.

*    Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.

Pentair plc     31

COMPENSATION DISCUSSION AND ANALYSIS

Summary 2020 Financial Results

While the pandemic continued throughout 2020 and into 2021, we achieved growth in 2020. In 2020, as compared to 2019, we increased our adjusted earnings per share from continuing operations by 5%. Our net sales during 2020 were $3,018 million, growing by 2%. Our segment income in 2020 was essentially flat to 2019 at $518 million for 2020 and $516 million for 2019. Our free cash flow from continuing operations was $512 million for 2020. In addition, we increased the cash dividend for the 44th consecutive year, returning $127 million to our shareholders during 2020.

Earnings per diluted share from continuing operations ("EPS") were $2.13 in 2020 compared to $2.12 in 2019. On an adjusted basis, EPS increased 5.0% to $2.50 in 2020 compared to $2.38 in 2019. Adjusted EPS is a key metric in our performance share unit awards, detailed on page 38.

Operating income in 2020 was $461 million compared to $433 million in 2019. On an adjusted basis, our segment income increased 0.3% over the prior year to $518 million in 2020 from $516 million in 2019. Segment income as a percent of sales decreased to 17.2% in 2020 from 17.5% in 2019. Segment income is a key metric in our MIP, detailed on page 36.

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COMPENSATION DISCUSSION AND ANALYSIS

Net cash provided by operating activities of continuing operations was $574 million in 2020 compared to $345 million in 2019. Free cash flow from continuing operations was $512 million in 2020, compared to $287 million in 2019. In 2020, we increased the cash dividend paid to our shareholders for the 44th consecutive year, returning $127 million to our shareholders. Free cash flow is a key metric in our MIP, detailed on page 36.

Our sales during 2020 were $3,018 million, an increase of 2.0% compared to $2,957 million in 2019. Revenue, which is the same as sales, is a key metric in our MIP, detailed on page 36.

EVOLUTION OF EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee reviews annually the effectiveness of our executive compensation program and considers a number of factors, including business results, strategic priorities, shareholder alignment, and market practice. As a result of the evolution of our compensation program and changes we have made in response to market dynamics and shareholder feedback, key aspects of our current executive compensation program include:

►
50% of the value of long-term incentive awards are delivered in the form of performance-based restricted stock units;
►
100% of our annual incentive metrics are tied to business results; and
►
Our stock ownership requirements generally meet or exceed market levels.

Pentair plc     33

COMPENSATION DISCUSSION AND ANALYSIS

The chart below highlights additional changes adopted over the last three years:

2018*	2019	2020
►Established new executive leadership team for new Pentair ►New compensation peer groups and pay ranges took effect ►Eliminated flexible perquisite cash allowance
►Reduced maximum payout opportunity on segment income under the 2019 MIP from 300% to 200%
 ►Replaced ROE with return on invested capital ("ROIC") as a 2019-2021 PSU metric
	►Enhanced policy prohibiting hedging by directors, executive officers and employees	►Adopted Executive Officer Severance Plan

*
On April 30, 2018, we transferred our electrical business to nVent Electric plc ("nVent") and spun off nVent as a public company to our shareholders (the "Separation") and retained our water business as a pure play residential and commercial water treatment company.

SHAREHOLDER OUTREACH AND SAY ON PAY

The Compensation Committee believes it is important to maintain an open dialogue with our shareholders to gain input on their perspectives regarding our governance and our executive compensation program and to provide clarifying information enabling them to make informed decisions in our annual advisory shareholder vote (our "say on pay vote") on the compensation of our executive officers named in our Proxy Statement.

In 2020, we maintained our shareholder outreach to gain additional insight, better understand shareholder perspectives, and evaluate any concerns regarding our executive compensation program. Specifically, our outreach in 2020 consisted of initiating communications with our largest shareholders representing a majority of our outstanding shares. These shareholders either arranged for individual discussions with us or provided us with feedback that they did not require a meeting.

The majority of shareholders with whom we spoke supported our executive compensation program and the changes adopted over the last several years. This support was reflected in the results of the say on pay vote at the 2020 Annual General Meeting, with approximately 95% of votes cast in favor of our proposal.

Shareholder feedback is an important factor in how we approach and evaluate our executive compensation program. Consistent with the strong vote of shareholder approval, and support from our shareholders, we did not make any material changes to our compensation programs in 2020. We expect to carry forward the general themes provided in the feedback, which include:

Themes

►
Changes to our executive compensation program in recent years were viewed positively and balanced market practice with alignment to Pentair's strategic objectives.
►
Our executive compensation program demonstrates a pay-for-performance linkage and shareholder alignment, and is appropriately risk-based, balancing annual and long-term performance.
►
Our annual incentive plan measures of income, revenue and free cash flow, and long-term incentive plan measures of adjusted EPS and ROIC are generally aligned with shareholder interests.

34     2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPARATIVE FRAMEWORK

In setting compensation for our executive officers, including our Named Executive Officers, the Compensation Committee uses competitive compensation data from an annual total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential, and succession planning. All companies in our peer group are:

►
publicly-traded on a major exchange;
►
similar in business scope and/or operations to our business units and global in nature; and
►
range from 1/2 to 2x our revenue size and in the same competitive sectors.

Considering Aon Consulting's assessment, the Compensation Committee maintained the same group of companies for benchmarking purposes (the "Comparator Group") for use in setting target compensation for 2020 for our executive officers, including our Named Executive Officers. Our Comparator Group for 2020 included the following 16 peer companies, which had revenues ranging from approximately $1.56 billion to $5.20 billion, with median revenues of approximately $3.26 billion:

Acuity Brands, Inc.	A.O. Smith Corporation	Colfax Corporation

Crane Co.	Donaldson Company, Inc.	Flowserve Corporation

Graco Inc.	IDEX Corporation	Lennox International Inc.

Lincoln Electric Holdings, Inc.	SPX FLOW, Inc.	Snap-on Incorporated

The Timken Company	Valmont Industries, Inc.	Watts Water Technologies, Inc.

Xylem Inc.

2020 COMPENSATION PROGRAM ELEMENTS

For 2020, the principal components of compensation for our Named Executive Officers were:

►
base salary;
►
annual incentive compensation;
►
long-term incentive compensation, consisting of stock options, restricted stock units and performance share units; and
►
retirement and health and welfare benefits.

The Compensation Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Compensation Committee's goals to attract, retain and incentivize talented executives and to align the interests of these executives with those of our long-term shareholders.

BASE SALARIES

We provide each Named Executive Officer with a fixed base salary. In setting base salaries, the Compensation Committee generally references comparable positions at peer companies based on available market data, which include published survey data and proxy statement data for our Comparator Group. The Compensation Committee considers compensation at comparable companies but does not set base salaries based on a particular peer group benchmark or any single factor.

Base salaries for the Named Executive Officers are determined by the Compensation Committee based on numerous factors such as competitive conditions for the Named Executive Officer's position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer's level of responsibility, experience, and individual performance.

Pentair plc     35

COMPENSATION DISCUSSION AND ANALYSIS

In December 2019, the Compensation Committee undertook its annual review of base salaries for executive officers and other management personnel, in accordance with its normal procedures. Following a review with Aon Consulting, the Compensation Committee approved annual salary increases ranging from 2.1% to 3.0% for Messrs. Stauch, Jacko and Borin and Ms. Robertson effective January 1, 2020 as set forth in the table below. In connection with the appointment of Mr. Fishman, the Compensation Committee reviewed and approved a base salary for

Mr. Fishman of $650,000 based on a wide range of factors, including a market review, his prior compensation level and arm's length negotiations with Mr. Fishman. In connection with the appointment of Mr. D'Ovidio, the Compensation Committee reviewed and approved a base salary for Mr. D'Ovidio of $600,000 based on a wide range of factors, including a market review, his prior compensation level and arm's length negotiations with Mr. D'Ovidio.

	2020 Base Salary ($)	2019 Base Salary ($)	Increase From 2019 to 2020 (%)
John L. Stauch	970,000	950,000	2.1

Robert P. Fishman(1)	650,000	—	—

Karla C. Robertson	540,000	525,000	2.9

Mario R. D'Ovidio(2)	600,000	—	—

John H. Jacko	510,000	495,000	3.0

Mark C. Borin(3)	580,000	565,000	2.7

Karl R. Frykman(4)	665,000	665,000	0.0

(1)
Mr. Fishman joined Pentair on April 20, 2020 and his appointment as the Company's Executive Vice President, Chief Financial Officer and Chief Accounting Officer was effective May 1, 2020.

(2)
Mr. D'Ovidio was appointed as the Company's Executive Vice President and President of Consumer Solutions effective May 4, 2020.

(3)
Mr. Borin ceased serving as the Company's Chief Financial Officer and Chief Accounting Officer effective April 30, 2020, and ceased serving as an Executive Vice President upon his resignation from the Company on June 6, 2020 following an orderly transition of his responsibilities.

(4)
Mr. Frykman ceased serving as the Company's Executive Vice President and Chief Operating Officer effective June 6, 2020. Mr. Frykman remained employed in a non-executive officer capacity through December 31, 2020 to assist with a smooth transition of his responsibilities.

ANNUAL INCENTIVE COMPENSATION

To provide competitive compensation to attract and retain top talent while linking pay to annual performance, we pay a portion of our executives' cash compensation as incentive compensation tied to annual business performance as measured against annual goals established by the Compensation Committee. In 2020, we provided a cash annual incentive compensation opportunity to each of our executive officers, including the Named Executive Officers, under our MIP.

The Compensation Committee determines a percentage of each executive officer's base salary as a targeted level of incentive compensation opportunity under the MIP, based on the Compensation Committee's review of Aon Consulting's recommendations, relevant survey data and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. The Compensation Committee

generally sets each executive officer's target incentive compensation opportunity taking into consideration the Comparator Group's target payouts but does not set target incentive compensation opportunities based on a particular peer group benchmark or any single factor.

The actual target incentive compensation opportunity set by the Compensation Committee for each executive officer varies depending on a wide range of factors, including competitive conditions for the executive officer's position within the Comparator Group and in the broader employment market, as well as the executive officer's performance, level of responsibility, and experience. An executive officer's base salary multiplied by the incentive compensation opportunity percentage establishes the target incentive compensation for which the executive officer is eligible.

In December 2019, the Compensation Committee undertook its annual review of targeted levels of

36     2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

incentive compensation opportunities and determined to maintain the same levels from the prior year for Messrs. Stauch, Jacko, Borin and Frykman and Ms. Robertson. The Compensation Committee approved target levels of annual incentive compensation for Mr. Fishman and Mr. D'Ovidio in connection with their appointment as executive officers based on factors similar to those used to determine their base salaries as described above.

The Named Executive Officers' incentive compensation targets as a percentage of salary and as a dollar amount were as follows:

	Target as a % of Salary	Target
John L. Stauch	120%	$1,164,000

Robert P. Fishman(1)	100%	$650,000

Karla C. Robertson	75%	$405,000

Mario R. D'Ovidio(1)	80%	$480,000

John H. Jacko	65%	$331,500

Mark C. Borin	80%	$464,000

Karl R. Frykman	90%	$598,500

(1)
Because Mr. Fishman and Mr. D'Ovidio did not join our company until mid-year in 2020, their awards were pro-rated from the amount shown in the table to reflect their partial year of service.

For the 2020 MIP, the Compensation Committee approved, based on recommendations of the Chief Executive Officer, the following performance measures, which applied to our Named Executive Officers except Mr. D'Ovidio: segment income, revenue, and free cash flow, each measured with respect to company-wide performance. For Mr. D'Ovidio, the MIP performance goals were specific to the Consumer Solutions segment, for which he had primary responsibility, as well as company-wide income performance.

2020 performance goals that applied to each of our Named Executive Officers, as well as the weight assigned to each performance goal and the corresponding payout levels were as follows:

Company-wide Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Maximum (200% payout)
Segment Income	50%	$491 million	$545 million	$600 million

Revenue	30%	$2,741 million	$3,045 million	$3,350 million

Free Cash Flow	20%	$366 million	$430 million	$495 million

Consumer Solutions Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Maximum (200% payout)
Consumer Solutions Income	20%	$364 million	$405 million	$445 million

Consumer Solutions Revenue	40%	$1,518 million	$1,686 million	$1,855 million

Consumer Solutions Free Cash Flow	20%	$284 million	$335 million	$385 million

Pentair Income	20%	$491 million	$545 million	$600 million

Consistent with our continuous effort to align pay with performance, and in response to shareholder feedback that compensation should be tied to strategic financial and operating performance goals, the individual contribution component for Named Executive Officer annual incentive compensation was eliminated in 2017. As such, annual incentive compensation for Named Executive Officers is solely based on the achievement of financial performance goals. The Compensation

Committee maintained this same general framework for the MIP for 2020.

The target levels for the performance goals were aligned with the corporate objectives in our annual operating plan. To provide an added performance incentive, the Compensation Committee determined that the amount of incentive compensation related to each performance goal would be scaled according to

Pentair plc     37

COMPENSATION DISCUSSION AND ANALYSIS

the amount by which the measure exceeded or fell short of the target. For 2020, the Compensation Committee changed payout levels at threshold performance from achievement of 75% of target, as in prior year MIP plans, to achievement of 50% of target. In determining to make this change, the Compensation Committee reviewed information about annual incentive plan design among peer companies and considered the need for the Company to ensure that performance goals are reasonably attainable to provide appropriate incentives for executive officers. As such, payouts for 2020 performance were scaled from 0.50 at threshold performance to 2.0 times at the maximum, as detailed in the tables above.

The actual incentive compensation of each Named Executive Officer was determined by multiplying the eligible target incentive compensation amount by a multiplier determined as described above. For 2020, actual results as measured by the performance goals under the MIP for each of our Named Executive Officers were as follows:

Company-wide Financial Performance Measure	Weight	Actual Financial Results*	Payout %	Weighted Payout %
Segment Income*	50%	$518 million	74.9%	37.4%

Revenue	30%	$3,018 million	95.5%	28.7%

Free Cash Flow*	20%	$512 million	200.0%	40.0%

Total	100%			106.1%

Consumer Solutions Financial Performance Measure	Weight	Actual Financial Results*	Payout %	Weighted Payout %
Consumer Solutions Income	20%	$419 million	134.8%	27.0%

Consumer Solutions Revenue	40%	$1,743 million	133.7%	53.5%

Consumer Solutions Free Cash Flow	20%	$422 million	200.0%	40.0%

Pentair Income	20%	$518 million	74.9%	15.0%

Total	100%			135.4%

Totals may not sum due to rounding.

*
Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.

2020 LONG-TERM INCENTIVE COMPENSATION

The Compensation Committee emphasizes executive compensation that is tied to building and sustaining our company's value through ordinary share performance over time.

The Compensation Committee establishes long-term incentive compensation targets taking into consideration both published survey data and data from our Comparator Group. The Compensation Committee does not set award levels based on a particular peer group benchmark or any single factor. The Compensation Committee determines appropriate performance incentives based on a wide range of factors, such as competitive conditions for the Named Executive Officer's position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer's level of responsibility, experience, and individual performance.

As it does each year, in determining 2020 long-term incentive compensation, the Compensation Committee referenced benchmark data (including compensation surveys, Comparator Group information and other data provided by Aon Consulting) in setting target dollar award levels for each Named Executive Officer and for each position or grade level.

As in prior years, the Compensation Committee continued to balance our long-term incentive compensation program components in a manner focused on shareholder wealth creation, the creation of a sustainable business, and ensuring the leadership is committed to the long-term success of our company.

38     2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For 2020, the Compensation Committee maintained the mix of long-term incentive award of performance share units at 50% of the total long-term award value and stock options and restricted stock units each at 25% of the total long-term award value, except for certain awards made in connection with newly hired or promoted executive officers as described below. The components had the features described below.

►
Stock options – Each stock option has a term of ten years, with one-third of the options vesting on each of the first, second, and third anniversaries of the grant date.
►
Restricted stock units – Each restricted stock unit represents the right to receive one ordinary share upon vesting. The restricted stock units generally vest as to one-third of the restricted stock units on each of the first, second, and third anniversaries of the grant date. Restricted stock units granted after May 2020 accrue dividend equivalents that will be paid out in ordinary shares if and when the award vests. Earlier restricted stock units entitled the holder to receive cash dividends on the units when dividends were declared.
►
Performance share units – Each performance share unit represents the right to receive one ordinary share at the end of a three-year performance period if specified performance goals are achieved. For the performance share units granted in 2020 for the performance period 2020-2022, the Compensation Committee retained adjusted EPS and ROIC as the performance goals.

The Compensation Committee selected these metrics because of their relationship to driving long-term shareholder value and alignment with business strategy. The Compensation Committee believes that, while long-term interests should be reflected in performance-based awards, the targets should also be realistic and attainable. As such, the Compensation Committee set performance metrics for the 2020-2022 PSUs based on adjusted EPS and ROIC targets aligned with the growth objectives as defined within Pentair's strategic plan, including payouts at Threshold levels that would pay out only at minimum Adjusted EPS growth and minimum ROIC performance. Payouts would be based on achievement of the threshold, target and maximum level of performance set for each metric, with payouts scaled for performance between those levels.

In connection with equity awards to the Named Executive Officers who joined the Company in the spring of 2020 shortly following the emergence of the pandemic, the Committee determined to grant the value of the long-term incentive awards to these executive officers entirely in the form of restricted stock units that cliff vest after three years. The Committee determined that this form of award was appropriate in light of concerns that our stock price at the time did not reflect a more normalized fair value of our shares, which could lead to a windfall for the new executives, and it was unclear whether the performance metrics under our PSUs reflected meaningful objectives in light of pandemic.

The numbers of shares subject to the stock options, restricted stock units and performance share units and the values of the awards granted to the Named Executive Officers in 2020 are reflected under "Executive Compensation Tables — Grants of Plan-Based Awards in 2020."

The value of restricted stock units that vested for each Named Executive Officer in 2020 and the value of options exercised by each Named Executive Officer in 2020 are shown in the table under "Executive Compensation Tables — 2020 Option Exercises and Stock Vested Table."

Achievement under 2018-2020 PSUs

The Committee granted stock settled performance share units to the Named Executive Officers in 2018, relating to the three-year performance period 2018-2020. Each performance unit entitled the holder to one ordinary share following the end of the three-year performance period if we achieved specific company performance goals on metrics established by the Committee. The performance goals selected by the Committee for the 2018-2020 performance period were

Adjusted EPS and Average ROE, weighted 75% and 25% respectively. Payouts would be scaled for performance between threshold and target and between target and maximum.

The Compensation Committee reviewed and approved the performance share units for the 2018-2020 performance period as reflected in the chart below.

Pentair plc     39

COMPENSATION DISCUSSION AND ANALYSIS

The payout levels for 2018-2020 PSUs were as follows:

Financial Performance Measure	Weight	Threshold (50% Payout)	Target (100% payout)	Maximum (200% payout)	Actual	Actual Weighted Payout (% of Target)
Adjusted EPS*	75%	$2.25	$2.58	$3.35	$2.50	66.0%

ROE**	25%	14.0%	16.0%	19.0%	18.9%	49.1%

2018-2020 Total Weighted Performance	100%					115.1%

*
Adjusted EPS is determined based on full year 2020 adjusted earnings per diluted share from continuing operations.

**
ROE is the 3-year average of adjusted net income from continuing operations for the years ended 2018 to 2020 divided by the 3-year average shareholders' equity (excluding foreign currency translation adjustment) for 2018 to 2020.

PERQUISITES AND OTHER PERSONAL BENEFITS

The Compensation Committee periodically reviews market data provided by Aon Consulting to assess the levels of perquisites and other personal benefits provided to the Named Executive Officers.

We provide our executive officers with limited perquisites in the form of occasional personal use of event tickets when such tickets are not being used for business purposes and a limited financial counseling benefit, for which, in both cases, we have no aggregate incremental cost, as well as one executive physical per year for preventative care.

STOCK OWNERSHIP GUIDELINES

The Compensation Committee has established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders, to further encourage long-term performance and growth, and to align their interests with those of shareholders generally. The Compensation Committee monitors executives' compliance with these guidelines and periodically reviews the definition of "stock ownership" to reflect the practices of companies in the Comparator Group. "Stock ownership" currently includes ordinary shares owned by the executives both directly and indirectly, the pro-rated portion of unvested restricted stock units, and shares held in our employee stock ownership plan or our employee stock purchase plan. Stock ownership does not include performance share units until they are earned at the end of the performance period. The Compensation Committee determined that, over a period of five years from appointment, certain executives should accumulate and hold ordinary shares equal to specified multiples of their base salaries.

Executive Level	Stock Ownership Guidelines (as a multiple of salary)
Chief Executive Officer	6.0x base salary

Executive Vice President and Chief Financial Officer Executive Vice President and Chief Operating Officer	3.0x base salary

Executive Vice President and Chief Human Resources Officer	2.5x base salary
Executive Vice President and General Counsel
Executive Vice President and Chief Growth Officer
Executive Vice President and Chief Technology Officer
Executive Vice President and Chief Supply Chain Officer
Segment Presidents

Other key executives	2.0x base salary

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COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP FOR THE CONTINUING NAMED EXECUTIVE OFFICERS AS OF DECEMBER 31, 2020

Name	Share Ownership	12/31/20 Market Value ($)(1)	Ownership Guideline ($)	Meets Guideline
John L. Stauch	338,705	17,981,848	5,820,000	Yes

Robert P. Fishman	7,544	400,511	1,950,000	No	(2)

Karla C. Robertson	25,413	1,349,176	1,350,000	No	(2)

Mario R. D'Ovidio	3,772	200,255	1,500,000	No	(2)

John H. Jacko	22,354	1,186,774	1,275,000	No	(2)

(1)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $53.09 by the number of shares owned.

(2)
Per the terms of our stock ownership guidelines, an executive has five years from the date of his or her appointment to meet his or her ownership guideline. Each of Mr. Fishman, Ms. Robertson, Mr. D'Ovidio and Mr. Jacko joined the Company within the last five years; thus none of these Named Executive Officers was required to have met the applicable ownership guidelines as of December 31, 2020.

(3)
Messrs. Borin and Frykman each ceased serving in their respective executive positions with the Company effective June 6, 2020.

EQUITY HOLDING POLICY

We maintain an equity holding policy under which executive officers subject to our stock ownership guidelines are required to retain 100% of the net number of shares acquired under equity awards until the ownership guidelines are satisfied. This policy may be waived to the extent its application to any individual executive officer would cause undue hardship to the executive officer.

Pentair plc     41

COMPENSATION DISCUSSION AND ANALYSIS

CLAWBACK POLICY

We maintain a clawback policy under which certain incentive compensation earned by an executive officer may be recouped if the executive officer's fraud or intentional misconduct is a significant contributing factor to a restatement of financial results. The incentive compensation subject to this policy includes cash bonuses, cash performance units and equity-based awards subject to performance-based vesting conditions to the extent the compensation was paid, credited or earned during the year after the financial results were first disclosed.

POLICY PROHIBITING HEDGING AND PLEDGING

We maintain a policy that prohibits our executive officers, directors and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Pentair securities. Prohibited transactions include transactions in puts, calls, cashless collars, options (other than options issued by Pentair to acquire Pentair securities), short sales and similar rights and obligations. This restriction applies to all Pentair securities owned directly or indirectly by the individual, including Pentair securities owned by their family members and their respective designees. Nothing in our policy precludes an executive officer, director or employee or their designees from engaging in general portfolio diversification or investing in broad-based index funds. In addition, our executive officers, directors and other employees and their family members are also prohibited from holding Pentair securities in a margin account or otherwise pledging Pentair securities as collateral for a loan.

RETIREMENT AND OTHER BENEFITS

Eligible Named Executive Officers and other executives and employees participate in a number of retirement and similar plans that are described below under "Executive Compensation Tables — 2020 Pension Benefits." We also provide other benefits such as medical, dental, life insurance and disability coverage to substantially all of our full-time U.S. salaried employees, including the Named Executive Officers. We aim to provide employee and executive benefits that are competitive in the market.

Medical, Dental, Life Insurance and Disability Coverage

Employee benefits such as medical, dental, life insurance and disability coverage are available to all full-time U.S.-based employees through our active employee plans. In addition to these benefits for active employees, we provide post-retirement medical, dental and life insurance coverage to certain retirees in accordance with the legacy company plans that applied at the time the employees were hired. We provide up to one and a half times annual salary (up to $1,000,000) in life insurance, and up to $15,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table because they are made available to all full-time U.S. employees.

Other Paid Time-Off Benefits

We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other large companies.

Deferred Compensation

We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a midpoint annual salary of $197,300 in 2020. This plan permits executives to defer up to 25% of their base salary and 75% of their annual cash incentive

42     2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

compensation. Executives also may defer receipt of restricted stock units or performance share units. We normally make contributions to the Sidekick Plan on behalf of participants with respect to each participant's contributions from that portion of his or her income above the maximum imposed by the U.S. Internal Revenue Code of 1986, as amended (the "Code"), which was $285,000 in 2020, but below the Sidekick Plan's compensation limit of $700,000. Please see the narrative following the "Nonqualified Deferred Compensation Table" below for additional information on our contributions.

Participants in the Sidekick Plan may invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Sidekick Plan. We do not guarantee or subsidize any investment earnings under the Sidekick Plan, and our ordinary shares are not a permitted investment choice under the Sidekick Plan, although deferred restricted stock units and performance share units are automatically invested in shares.

Amounts deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table. Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the "All Other Compensation" column in the Summary Compensation Table.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

We provide severance and change in control benefits to selected executives to facilitate smooth executive transitions, attract and retain executive talent, and provide for continuity of management upon a threatened or completed change in control. We believe that the security that these benefits provide helps our key executives to remain focused on our ongoing business and reduces the key executives' concerns about future employment. We also believe that these benefits allow our executives to consider the best interests of our company and shareholders due to the economic security afforded by these benefits. We currently provide the following severance and change in control benefits to our executive officers:

►
We have agreements with our key corporate executives and other key leaders, including all Named Executive Officers, that provide for contingent benefits upon a change in control or upon a covered termination following a change in control. The benefits under these agreements are designed to provide economic protection to key executives following a change in control of our company so that our executives can remain focused on our business without undue personal concern.
►
If after a change in control of the Company, an eligible employee is terminated by the Company other than by reason of death, disability or cause (as defined in the KEESA), then all options, restricted stock and restricted stock units that are unvested become fully vested (e.g., double trigger vesting); all performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and all annual incentive awards are paid based on full satisfaction of the performance goals (i.e., target). In addition, if an employee's employment is involuntarily terminated for a reason other than cause, death or disability, or if an employee who is a Board-appointed corporate officer voluntarily terminates employment for good reason, then the employee's outstanding awards will be eligible for continued or accelerated vesting as described below under "Executive Compensation Tables — Potential Payments Upon Termination Or Change In Control."

►
Our new executive officer severance plan provides our executive officers with severance benefits in the event of certain types of terminations of employment (other than a termination following a change in control). The severance benefits are aligned with market practices and are designed to attract and retain executive talent. The plan is described in more detail below.

We explain these benefits more fully below under "Executive Compensation Tables — Potential Payments Upon Termination Or Change In Control."

We have adopted a policy of not including single-trigger change in control vesting and excise tax gross-ups in new KEESAs with our executive officers. In addition, during 2018, all outstanding legacy KEESAs were replaced with the new form of KEESA adopted by Pentair for any new hires since 2015.

Pentair plc     43

COMPENSATION DISCUSSION AND ANALYSIS

These KEESAs replaced single-trigger vesting of cash and equity awards upon a change in control with double-trigger vesting and also eliminated excise tax gross-ups. Accordingly, none of our KEESAs with our Named Executive Officers include single-trigger vesting or excise tax gross-ups.

In connection with Mr. Frykman's termination of employment when his position was eliminated in connection with our new organizational structure, we entered into a separation and release agreement with Mr. Frykman. The decision to eliminate Mr. Frykman's position and his associated transition out of the Company occurred prior to the adoption of our new executive officer severance plan. As a result, the terms of Mr. Frykman's payments and benefits were determined specific to his circumstances and the Company's desire to ensure a smooth transition of his responsibilities.

IMPACT OF TAX CONSIDERATIONS

Section 162(m) of the Code limits the amount we may deduct for compensation paid in any year to certain executive officers ("covered employees") to $1,000,000. Section 162(m) exempted qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to binding written agreements in effect on November 2, 2017. Since that time all compensation to covered employees has been subject to the $1,000,000 deduction limit.

COMPENSATION CONSULTANT

The Compensation Committee engages an external compensation consultant to advise the Compensation Committee in implementing and overseeing appropriate compensation programs and policies. The Compensation Committee regularly evaluates the performance of its external compensation consultant and periodically conducts a competitive bid process for the role.

During 2020, the Compensation Committee continued to retain Aon Consulting, an external compensation consultant, to advise the Compensation Committee on executive compensation issues. See "Corporate Governance Matters — Committees of the Board — Compensation Committee." The Compensation Committee evaluated the independence of Aon Consulting and the individual representatives of Aon Consulting who served as the Compensation Committee's consultants based on the factors required by the NYSE. Aon Consulting is a wholly-owned subsidiary of Aon plc, which provides insurance brokerage and benefit consulting services to us. For the year ended December 31, 2020, we paid Aon plc approximately $1,350,000 for insurance brokerage and benefit consulting services and Aon Consulting approximately $192,000 for executive compensation consulting for the Compensation Committee. The decision to engage Aon plc for insurance brokerage and benefit consulting services was made by management and was not approved by the Board or the Compensation Committee. The Compensation Committee concluded, based on the evaluation described above, that the services performed by Aon plc with respect to insurance and benefits administration did not raise a conflict of interest or impair Aon Consulting's ability to provide independent advice to the Compensation Committee regarding executive compensation matters and that Aon Consulting was independent for purposes of the Compensation Committee.

At the direction of the Compensation Committee, Aon Consulting advises the Compensation Committee in implementing and overseeing appropriate compensation programs and policies. As part of this process, Aon Consulting provides the Compensation Committee with comparative market data based on analyses of the practices of the Comparator Group defined above under "Comparative Framework" and relevant survey data. The comparative market data that Aon Consulting provides address the structure of the compensation programs maintained by the Comparator Group companies as well as the amount of compensation they provide. Aon Consulting provides guidance on industry best practices and advises the Compensation Committee in determining appropriate ranges for base salaries, annual incentive compensation and long-term incentive compensation for each senior executive position.

44     2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EVALUATING THE CHIEF EXECUTIVE OFFICER'S PERFORMANCE

In 2020, the independent directors on the Board and the Compensation Committee employed a formal process to evaluate Mr. Stauch's performance. Each independent director provided an evaluation of Mr. Stauch's performance. The Board Chairman and the Compensation Committee Chair discussed the evaluation results with the Compensation Committee and independent directors, and the independent directors reviewed and discussed the evaluation results and Mr. Stauch's compensation in executive session of the Board of Directors meeting. The Board Chairman and the Compensation Committee Chair finalized Mr. Stauch's performance assessment and reviewed the assessment results and commentary with Mr. Stauch. The Compensation Committee determined Mr. Stauch's compensation and performance targets for the following year.

EQUITY AWARD PRACTICES

The Compensation Committee reviews and approves equity awards to executive officers at regular meetings throughout the year. The Compensation Committee has also given the Chief Executive Officer discretion to grant equity awards to non-executive officers as required throughout the year (other than normal annual grants, which are granted by the Compensation Committee) within the guidelines of our equity incentive plan, up to a maximum grant date value of $2,000,000 total for 2020. The Chief Executive Officer provides a summary report to the Compensation Committee disclosing the aggregate awards granted by the Chief Executive Officer during the preceding fiscal year. Awards granted outside of our regularly scheduled Compensation Committee meetings are generally effective on the last day of the month following the month in which they were approved. If the last day of such month is a day on which the NYSE is not open for trading, then the grant date will be the first day of the following month on which the NYSE is open for trading. All options are granted with an exercise price equal to fair market value based on the closing share price on the effective day of grant.

Pentair plc     45

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2018, 2019, and 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
John L. Stauch	2020	970,038	—	3,374,966	1,124,995	1,234,888	2,598,053	39,104	9,342,044

President and Chief	2019	950,037	—	3,150,018	1,050,003	—	1,226,295	37,507	6,413,860

Executive Officer	2018	852,618	—	2,850,014	949,997	1,292,799	344,162	41,474	6,331,064

Robert P. Fishman	2020	455,510	—	1,499,989	—	482,333	—	109,046	2,546,878
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Karla C. Robertson	2020	540,021	—	543,764	181,249	429,665	—	54,544	1,749,243

Executive Vice President,	2019	525,020	—	543,774	181,248	—	—	27,217	1,277,259

General Counsel, Secretary and	2018	500,000	350,000	506,251	168,751	465,345	—	13,750	2,004,097
Chief Social Responsibility Officer

Mario R. D'Ovidio	2020	397,743	—	750,014	—	429,824	—	12,501	1,590,082
Executive Vice President and President, Consumer Solutions

John H. Jacko	2020	510,020	—	506,257	168,753	351,688	214,357	18,157	1,769,232
Executive Vice President and Chief Growth Officer

Mark C. Borin	2020	290,584	—	1,050,021	350,002	—	940,928	30,833	2,662,368

Former Executive Vice President	2019	565,022	—	1,031,235	343,749	—	695,529	35,250	2,670,785

and Chief Financial Officer	2018	524,789	300,000	899,997	300,002	520,920	25,752	39,300	2,610,760

Karl R. Frykman	2020	760,939	—	1,218,757	406,246	634,949	386,395	35,250	3,442,536

Former Executive Vice President	2019	665,026	—	1,218,762	406,253	—	357,093	35,250	2,682,384

and Chief Operating Officer	2018	599,864	—	1,199,996	400,005	695,364	171,208	39,300	3,105,737

(1)
Amounts shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns are not reduced by any deferrals under our nonqualified deferred compensation plans. The amounts shown in the "Salary "column for Mr. Borin and Mr. Frykman include a payment for unused vacation in the amounts of $37,923 and $95,913, respectively.

(2)
The amounts in column (e) represent the aggregate grant date fair value, computed in accordance with ASC 718, of restricted stock units and performance share units granted during each year. The values attributable to the 2020 grants of restricted stock units were as follows: Mr. Stauch – $1,124,989; Mr. Fishman – $1,499,989; Ms. Robertson – $181,270; Mr. D'Ovidio – $750,014; Mr. Jacko – $168,737; Mr. Borin – $350,007 and Mr. Frykman – $406,268. The values attributable to the 2020 grants of performance share units were based on the probable outcome of the performance conditions at the time of grant, and were as follows: Mr. Stauch – $2,249,977; Ms. Robertson – $362,494; Mr. Jacko – $337,520; Mr. Borin – $700,014; and Mr. Frykman – $812,489. The maximum values of the 2020 grants of performance share units at the time of grant assuming that the highest level of performance conditions are attained, are as follows: Mr. Stauch – $4,499,954; Ms. Robertson – $724,988; Mr. Jacko – $675,040; Mr. Borin – $1,400,028 and Mr. Frykman – $1,624,978. Mr. Fishman and Mr. D'Ovidio did not receive any performance share units in fiscal year 2020. Mr. Borin's equity awards were forfeited in connection with his resignation on June 6, 2020. Additional assumptions used in the calculation of the amounts in column (e) are included in footnote 13 to our audited financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on February 16, 2021.

(3)
The amounts in column (f) represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during each year. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the year December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on February 16.

(4)
The amounts in column (g) reflect cash awards to the named individuals pursuant to awards under the MIP as determined by the Compensation Committee.

(5)
The amounts in column (h) reflect the net increase, if any, in the actuarial present value of the Named Executive Officer's accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Messrs. Stauch, Jacko, Borin and Frykman participated in the Pentair, Inc. Supplemental Executive Retirement Plan ("SERP"). Mr. Fishman, Ms. Robertson and Mr. D'Ovidio did not participate in the SERP.

(6)
The table below shows the components of column (i) for 2020, which include perquisites and other personal benefits, and the Company contributions under the Sidekick Plan, the Pentair, Inc. Retirement Savings and Stock Incentive Plan (the "RSIP") and the Employee Stock Purchase and Bonus Plan. The Named Executive Officers also receive perquisites in the form of occasional personal use of event tickets when

46     2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

  such tickets are not being used for business purposes and a limited financial counseling benefit, for which, in both cases, we have no aggregate incremental cost.

	(A)	(B)	(C)	(D)

Name	Other Perquisites and Personal Benefits ($)(a)	Contributions under Defined Contribution Plans ($)(b)	Matches under the Employee Stock Purchase Plan ($)	Total All Other Compensation ($)
John L. Stauch	1,600	35,250	2,254	39,104

Robert P. Fishman	100,582	8,464	—	109,046

Karla C. Robertson	19,294	35,250	—	54,544

Mario R. D'Ovidio	—	12,501	—	12,501

John H. Jacko	4,657	13,500	—	18,157

Mark C. Borin	—	30,833	—	30,833

Karl R. Frykman	—	35,250	—	35,250

(a)
The amount shown in column (A) consists of relocation assistance in the amount of $84,598 and a related tax gross-up in the amount of $13,298 for Mr. Fishman and annual executive physicals for Messrs. Stauch, Fishman and Jacko and Ms. Robertson.

(b)
The amount shown in column (B) for each individual reflects amounts contributed by us to the RSIP and the Sidekick Plan during 2020. In the case of the Sidekick Plan, the amounts contributed by us during 2020 relate to salary deferrals in 2019.

Pentair plc     47

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS IN 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

Name	Grant Date	Compensation Committee Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
John L. Stauch	1/02/2020	12/09/2019	—	—	—	24,235	48,470	96,940	—	—	—	2,249,977

	1/02/2020	12/09/2019	—	—	—	—	—	—	24,235	—	—	1,124,989

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	2,154	46.42	21,431

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	110,917	46.42	1,103,564

	—	—	582,000	1,164,000	2,328,000	—	—	—	—	—	—	—

Robert P. Fishman	6/01/2020	4/08/2020	—	—	—	—	—	—	38,481	—	—	1,499,989

	—	—	325,000	650,000	1,300,000	—	—	—	—	—	—	—

Karla C. Robertson	1/02/2020	12/09/2019	—	—	—	3,905	7,809	15,618	—	—	—	362,494

	1/02/2020	12/09/2019	—	—	—	—	—	—	3,905	—	—	181,270

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	2,154	46.42	21,431

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	16,063	46.42	159,818

	—	—	202,500	405,000	810,000	—	—	—	—	—	—	—

Mario R. D'Ovidio	6/01/2020	4/08/2020	—	—	—	—	—	—	19,241	—	—	750,014

	—	—	240,000	480,000	960,000	—	—	—	—	—	—	—

John H. Jacko	1/02/2020	12/09/2019	—	—	—	3,636	7,271	14,542	—	—	—	337,520

	1/02/2020	12/09/2019	—	—	—	—	—	—	3,635	—	—	168,737

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	2,154	46.42	21,431

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	14,807	46.42	147,322

	—	—	165,750	331,500	663,000	—	—	—	—	—	—	—

Mark C. Borin(7)	1/02/2020	12/09/2019	—	—	—	7,540	15,080	30,160	—	—	—	700,014

	1/02/2020	12/09/2019	—	—	—	—	—	—	7,540	—	—	350,007

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	2,154	46.42	21,431

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	33,024	46.42	328,571

	—	—	232,000	464,000	928,000	—	—	—	—	—	—	—

Karl R. Frykman	1/02/2020	12/09/2019	—	—	—	8,752	17,503	35,006	—	—	—	812,489

	1/02/2020	12/09/2019	—	—	—	—	—	—	8,752	—	—	406,268

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	2,154	46.42	21,431

	1/02/2020	12/09/2019	—	—	—	—	—	—	—	38,677	46.42	384,815

	—	—	299,250	598,500	1,197,000	—	—	—	—	—	—	—

(1)
The Compensation Committee's practices for granting options, performance share units, and restricted stock units, including the timing of all grants and approvals thereof, are described under "Compensation Discussion and Analysis — 2020 Long-Term Incentive Compensation."

(2)
These amounts are based on the Named Executive Officer's current position and base salary in effect on December 31, 2020. The amounts for Mr. Fishman and Mr. D'Ovidio reflect the whole year while their actual annual incentive compensation earned, if any, would have been a pro rata amount based on their hire date. The amounts shown in column (d) reflect the total of the threshold payment levels for each element under our MIP. This amount is 50% of the target amounts shown in column (e). The amounts shown in column (f) are 200% of such target amounts for each Named Executive Officer.

(3)
The amounts shown in column (g) reflect the total of the threshold payment levels for the 2020-2022 awards of share settled performance units granted in 2020 under the 2012 Stock and Incentive Plan set at 50% of the target amounts shown in column (h). The amounts shown in column (i) are 200% of such target amounts. Any amounts payable with respect to performance units would be paid in March 2023, based on cumulative company performance for the period 2020 to 2022.

(4)
The amounts shown in column (j) reflect the number of restricted stock units granted to each Named Executive Officer in 2020.

(5)
The amounts shown in column (k) reflect the number of options to purchase ordinary shares granted to each Named Executive Officer in 2020.

(6)
The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock units, performance share units (at target performance level) and stock options computed in accordance with ASC 718.

(7)
Mr. Borin's 2020 awards were forfeited in connection with his resignation.

48     2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

	Option Awards					Stock Awards

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)(1)	Option expiration date	Number of shares of stock or units that have not been vested (#)(2)	Market value of shares of stock or units that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares that have not vested (#)(4)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($)(5)
John L. Stauch	—	—		—	—	49,742	2,640,803	—	—

	—	—		—	—	—	—	106,969	5,678,984

	50,616	—		33.72	1/2/2023	—	—	—	—

	32,596	—		51.21	1/2/2024	—	—	—	—

	47,506	—		44.43	1/2/2025	—	—	—	—

	93,930	—		32.83	1/4/2026	—	—	—	—

	58,499	—		38.61	1/3/2027	—	—	—	—

	58,011	29,005	(6)	45.42	5/2/2028	—	—	—	—

	40,849	81,700	(7)	37.77	1/2/2029	—	—	—	—

	—	113,071	(8)	46.42	1/2/2030	—	—	—	—

Robert P. Fishman	—	—		—	—	38,783	2,058,989	—	—

Karla C. Robertson	—	—		—	—	30,048	1,595,248	—	—

	—	—		—	—	—	—	17,897	950,152

	10,304	5,153	(6)	45.42	5/2/2028	—	—	—	—

	7,051	14,103	(7)	37.77	1/2/2029	—	—	—	—

	—	18,217	(8)	46.42	1/2/2030	—	—	—	—

Mario R. D'Ovidio	—	—		—	—	19,392	1,029,521	—	—

John H. Jacko	—	—		—	—	18,938	1,005,418	—	—

	—	—		—	—	—	—	16,320	866,429

	10,066	—		38.68	2/28/2027	—	—	—	—

	9,159	4,580	(6)	45.42	5/2/2028	—	—	—	—

	6,322	12,644	(7)	37.77	1/2/2029	—	—	—	—

	—	16,961	(8)	46.42	1/2/2030	—	—	—	—

Mark C. Borin(9)	—	—		—	—	—	—	—	—

Karl R. Frykman(10)	—	—		—	—	—	—	40,114	2,129,652

	7,967	—		51.21	1/2/2024	—	—	—	—

	13,856	—		44.43	1/2/2025	—	—	—	—

	30,368	—		32.83	12/31/2025	—	—	—	—

	24,505	—		38.61	12/31/2025	—	—	—	—

	24,426	12,213	(6)	45.42	12/31/2025	—	—	—	—

	14,915	31,610	(7)	37.77	12/31/2025	—	—	—	—

	—	40,831	(8)	46.42	12/31/2025	—	—	—	—

(1)
The exercise price for all stock option grants is the fair market value of our ordinary shares on the date of grant.

Pentair plc     49

EXECUTIVE COMPENSATION TABLES

(2)
The restrictions with respect to one third of the shares will lapse on the first, second, and third anniversaries of the grant date, except as noted below. The grant dates of the restricted stock unit awards are as follows:

Name	Grant Date		Number of Restricted Stock Units
John L. Stauch	5/2/2018		6,973
	1/2/2019		18,534
	1/2/2020		24,235

Robert P. Fishman	6/1/2020	(a)	38,783

Karla C. Robertson	12/4/2017	(b)	21,704
	5/2/2018		1,239
	1/2/2019		3,200
	1/2/2020		3,905

Mario R. D'Ovidio	6/1/2020	(a)	19,392

John H. Jacko	5/31/2017	(b)	11,334
	5/2/2018		1,101
	1/2/2019		2,868
	1/2/2020		3,635

  (a)
  Restricted stock unit award will vest in full on the third anniversary of the grant date.

  (b)
  Restricted stock unit award will vest in full on the fourth anniversary of the grant date.
(3)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $53.09 by the number of unvested restricted stock units.

(4)
The number of performance share units shown in this column reflects the target performance level for the 2019-2021 and 2020-2022 performance share unit awards, in accordance with SEC regulations requiring that the number of units be based on achieving threshold performance goals or, if the previous fiscal year's performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year's performance.

Name	Vesting Date	Number of Performance Share Units
John L. Stauch	12/31/2021	57,627
	12/31/2022	49,342

Karla C. Robertson	12/31/2021	9,948
	12/31/2022	7,949

John H. Jacko	12/31/2021	8,919
	12/31/2022	7,402

Karl R. Frykman	12/31/2021	22,296
	12/31/2022	17,818

(5)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $53.09 by the number of unvested performance share units.

(6)
One-third of these options will vest on each of the first, second and third anniversaries of the grant date, May 2, 2018.

(7)
One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 2, 2019.

(8)
One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 2, 2020.

(9)
Mr. Borin's outstanding equity awards were forfeited in connection with his resignation.

(10)
Pursuant to the terms of Mr. Frykman's award agreements, his outstanding stock options may be exercised until the earlier of the expiration date of the particular award or within five years after his separation date, his restricted stock unit awards vested in full upon his separation date, and his performance share units vested in full and will be calculated based on the Company's actual performance.

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2020 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows a summary of the stock options exercised by the Named Executive Officers in 2020 and the restricted stock or restricted stock units vested for the Named Executive Officers during 2020.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)		Value realized on vesting ($)(2)
John L. Stauch	115,395	2,276,744	97,422	(3)	4,774,057

Robert P. Fishman	—	—	—		—

Karla C. Robertson	—	—	11,808	(3)	593,182

Mario R. D'Ovidio	—	—	—		—

John H. Jacko	—	—	15,763	(3)	766,705

Mark C. Borin	145,852	1,336,250	13,913		619,030

Karl R. Frykman	56,360	1,185,237	60,398	(3)(4)	3,035,397

(1)
Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our ordinary shares on the exercise date and the exercise price of options.

(2)
Reflects (i) for restricted stock units, the amount calculated by multiplying the number of shares vested by the market price of our ordinary shares on the vesting date and (ii) for performance share units, the amount calculated by multiplying the number of shares vested by the closing market price of our ordinary shares on December 31, 2020 when the units vested even though the shares were not issued until after the Compensation Committee certified the performance results.

(3)
The amount includes the performance share units earned for the 2018-2020 performance period that ended on December 31, 2020 based on the level of achievement of the performance targets.

(4)
Pursuant to the terms of Mr. Frykman's award agreements, 18,859 restricted stock units vested upon his separation date. The value shown is calculated by multiplying the units vested by the closing market price of our common stock on his separation date of $53.09. These shares will settle six months following his separation date.

2020 PENSION BENEFITS

Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2020 for each of the Named Executive Officers who participated in the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan, which are described in detail following the table below, during 2020. Mr. Fishman, Ms. Robertson and Mr. D'Ovidio did not participate in any of these plans. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment. The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)(1)	Payments during last fiscal year ($)
John L. Stauch	Pentair, Inc. Supplemental Executive Retirement Plan	14	10,262,148	—

John H. Jacko	Pentair, Inc. Supplemental Executive Retirement Plan	4	670,445	—

Mark C. Borin	Pentair, Inc. Supplemental Executive Retirement Plan	13	3,983,525	—

Karl R. Frykman	Pentair, Inc. Supplemental Executive Retirement Plan	7	1,843,629	—

(1)
The Supplemental Executive Retirement Plan benefits, which include amounts under the Restoration Plan, are payable following retirement at age 55 or later in the form of an annuity. The actuarial present values above were calculated using the following methods and assumptions:
  ►
  Present values for the Supplemental Executive Retirement Plan are based on a 180-month certain-only annuity.
  ►
  The present value of Supplemental Executive Retirement Plan benefits as of December 31, 2020 was calculated assuming a 1.82% interest rate.

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EXECUTIVE COMPENSATION TABLES

The Pentair, Inc. Retirement Savings and Stock Incentive Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan were all amended in 2008 to comply with final regulations under Section 409A of the Code.

As a result of these amendments, benefits vested prior to January 1, 2005 are separated from benefits earned after January 1, 2005, and may offer different distribution or other options to participants from those described below.

The Pentair, Inc. Supplemental Executive Retirement and Restoration Plan

The Pentair, Inc. Supplemental Executive Retirement Plan ("SERP") and the Pentair, Inc. Restoration Plan ("Restoration Plan") are unfunded, nonqualified defined benefit pension plans. Employees eligible for participation in the SERP include all executive officers and other key executives selected for participation by the Compensation Committee. Participation in the Restoration Plan is limited to eligible employees under the SERP who were eligible employees on or before December 31, 2007. Benefits under these two plans vest upon the completion of five years of benefit service (all service following initial participation). These plans are combined for all administrative, accounting and other purposes. Of the Named Executive Officers, only Messrs. Stauch and Borin participated in the SERP and the Restoration Plan. Messrs. Frykman and Jacko only participated in the SERP. Messrs. Stauch, Borin and Frykman were fully vested in these plans during 2020.

Benefits under the SERP are based upon an employee's years of service following initial participation and the highest average earnings for a five calendar-year period (ending with retirement). Compensation covered by the SERP and the Restoration Plan for the Named Executive Officers equals the amounts set forth in the "Salary" column in the Summary Compensation Table and incentive compensation paid under the MIP set forth in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

Benefits under the SERP are calculated as:

►
final average compensation as defined above; multiplied by
►
benefit service percentage, which equals 15% multiplied by years of benefit service.

The Restoration Plan is designed to provide retirement benefits based on compensation earned by participants in excess of the annual limitation imposed by the Code, which was $285,000 in 2020.

Benefits under the Restoration Plan are calculated as:

►
final average compensation as defined above, less compensation below the annual limitation amount in each year; multiplied by
►
earned benefit service percentage (which is weighted based on age at the time of service), in accordance with the following table:

Service Age	Percentage
Under 25	4.0%

25-34	5.5%

35-44	7.0%

45-54	9.0%

55 or over	12.0%

The benefit percentages calculated above are added, and the resulting percentage is multiplied by the covered compensation amount. Benefits vested as of December 31, 2004 are payable after retirement in the form of a 15-year certain annuity or, at the participant's option, a 100% joint and survivor annuity. Benefits earned after December 31, 2004 are payable after retirement in the form of a 15-year certain annuity. No additional benefits may be earned under the Restoration Plan after December 31, 2017.

The present value of the combined accumulated benefits for the Named Executive Officers under both the SERP and the Restoration Plan is set forth in the 2020 Pension Benefits table.

The Pentair, Inc. Retirement Savings and Stock Incentive Plan

The Pentair, Inc. Retirement Savings and Stock Incentive Plan ("RSIP") is a tax-qualified 401(k) retirement savings plan. Participating employees may contribute up to 50% of base salary and incentive compensation on a before-tax basis and 15% of compensation on an after-tax basis, into their RSIP accounts. We match an amount equal to one dollar for each dollar contributed to the RSIP by participating employees on the first 5% of their regular earnings on a before-tax basis to incent employees to make contributions to our retirement plan. The RSIP limits the amount of cash compensation considered for

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EXECUTIVE COMPENSATION TABLES

contribution purposes to the maximum imposed by the Code, which was $285,000 in 2020.

Participants in the RSIP are allowed to invest their account balances in a number of possible mutual fund investments. Our ordinary shares are also a permitted investment choice under the RSIP.

Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the RSIP. We do not guarantee or subsidize any investment earnings under the RSIP.

Amounts contributed, if any, under the RSIP by the Named Executive Officers are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table. Amounts contributed by us to the RSIP for the Named Executive Officers are included in the "All Other Compensation" column in the Summary Compensation Table.

2020 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth the contributions, earnings, distributions and 2020 year-end balances for each of the Named Executive Officers under our Sidekick Plan described under "Compensation Discussion and Analysis — Retirement and Other Benefits — Deferred Compensation." Contributions we make to the Sidekick Plan are intended to make up for contributions to our RSIP (including our matching contributions) for cash compensation above the maximum imposed by the Code, which was $285,000 in 2020. Because the Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by the Code. We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by the Code, but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions by a Named Executive Officer, "Covered Sidekick Compensation").

Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($)	Aggregate Earnings/(Loss) in 2020 ($)	Aggregate Withdrawals/ Distributions in 2020 ($)	Aggregate Balance at December 31, 2020 ($)(1)
John L. Stauch	651,697	21,000	826,972	(1,314,185)	5,792,455

Robert P. Fishman	94,795	—	18,689	—	113,484

Karla C. Robertson	52,846	21,000	32,274	—	202,285

Mario R. D'Ovidio	—	—	—	—	—

John H. Jacko	—	5,000	22,487	—	111,938

Mark C. Borin	148,404	21,283	289,656	—	1,888,590

Karl R. Frykman	166,256	21,000	175,846	—	1,629,987

(1)
Amounts deferred under the Sidekick Plan that have also been reported in the Summary Compensation Table for fiscal 2020 or prior years for each Named Executive Officer are: Mr. Stauch — $5,792,455; Mr. Fishman — $94,795; Ms. Robertson — $160,487; Mr. D'Ovidio — $0; John Jacko — $28,550; Mr. Borin — $689,379; Mr. Frykman — $1,291,446.

The amounts set forth in the column "Executive Contributions in 2020" reflect the amount of cash compensation each Named Executive Officer deferred in 2020 under the Sidekick Plan.

The amounts set forth in the column "Registrant Contributions in 2020" are the totals of contributions we made in 2020 under the Sidekick Plan for the account of each Named Executive Officer. These amounts, in addition to contributions we made under the RSIP, are included in the Summary Compensation Table above in the column labeled "All Other

Compensation." The contributions we made are derived from matching contributions equal to one dollar for each dollar contributed up to 5% of Covered Sidekick Compensation deferred in 2019 by each Named Executive Officer; we normally make these contributions one year in arrears.

The amounts set forth in the column "Aggregate Earnings/(Loss) in 2020" reflect the amount of investment earnings realized by each Named Executive Officer on the investments chosen that are offered to participants in our RSIP and Sidekick Plan.

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EXECUTIVE COMPENSATION TABLES

Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either plan.

Amounts deferred under the Sidekick Plan are generally distributed on or after the earliest of the participant's separation from service, the participant's disability, a change in control, or a specified date elected by the participant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Officer Severance Plan

In December 2020, the Compensation Committee recommended and the independent members of the Board approved the Pentair plc Executive Officer Severance Plan ("Executive Severance Plan") which became effective January 1, 2021 and therefore no benefits would have been paid under it in connection with a termination on December 31, 2020. Under the Executive Severance Plan, our executives, including our Named Executive Officers, are eligible to receive severance benefits in the event of a qualifying termination of employment to the extent the terms and conditions of the Executive Severance Plan are satisfied. A qualifying termination occurs in the event of an executive's involuntary termination without cause or resignation for good reason.

The severance benefits under the Executive Severance Plan provide for a cash payment equal to the product of the severance multiplier and the sum of the Named Executive Officer's base salary and annual bonus target. The severance multiplier is two for the CEO and any other executive officer as of January 1, 2021, and one and one half for anyone who becomes an executive officer thereafter, and the cash payments are made in equal installments over the corresponding period. If enrolled in the group medical and/or dental insurance coverage, the participant will receive an additional cash payment equal to the amount determined by multiplying the severance multiplier by the amount equal to the employer's portion of the health insurance premiums for one year. The participant is also eligible for outplacement services. As a condition for the severance benefits, the participant must sign an agreement under which they agree to sign a separation and release agreement and restrictive covenants agreement. The Compensation Committee and the independent members of the Board adopted the Executive Severance Plan to aid in the attraction and retention of executive talent. The Company retains the right to adjust the severance benefits available under the plan.

Under the Executive Severance Plan, "cause" means the officer's:

►
breach of any written agreement with the Company, including restrictive covenants which are not remedied;
►
acts of dishonesty, fraud or breach of fiduciary duty;
►
failure to satisfactorily perform duties of employment;
►
violation of any anti-harassment, anti-discrimination or anti-retaliation policy of the Company; or
►
misconduct.

Under the Executive Severance Plan, provided the officer provides us with 90 days' written notice, "good reason" means:

►
a breach of the Executive Severance Plan or employment agreement by us;
►
the officer's removal from, or any failure to reelect or reappoint him or her to any title or position as a corporate officer;
►
a material diminution of the officer's authority or responsibilities;
►
a material reduction in an officer's base salary (unless as part of a uniformly applied reduction for all executive officers); or
►
relocation of an officer's principal place of employment to a location more than 50 miles from his or her principal place of employment (other than a relocation to the Company's management office in the U.S.).

Under the Executive Severance Plan, a "change in control" has the same meaning as defined in the KEESA.

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Change in Control Agreements

We have entered into agreements with certain key corporate executives, including all Named Executive Officers, that provide for contingent benefits upon a change in control. These change in control agreements are intended to provide for continuity of management upon a completed or threatened change in control. The agreements provide that covered executive officers could be entitled to certain severance or other benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated, other than for disability or for cause, or if such executive officer terminates his or her employment for conditions that constitute good reason, then the executive officer is entitled to certain severance payments. As previously disclosed, we have adopted a policy of not including automatic single trigger change in control vesting and excise tax gross-ups in new KEESAs.

Under these agreements, "cause" means:

►
engaging in intentional conduct that causes us demonstrable and serious financial injury;
►
conviction of a felony; or
►
continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.

Under these agreements, "good reason" means:

►
a breach of the agreement by us;
►
any reduction in an officer's base salary, percentage of base salary available as cash incentive compensation or bonus opportunity, grant date fair value of equity-based awards or other benefits;
►
an officer's removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he or she is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer's employment for cause or by reason of disability;
►
a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within 10 days after receipt of written notice;

►
relocation of an officer's principal place of employment to a location more than 50 miles from his or her principal place of employment on the date 180 days prior to the change in control;
►
imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he or she was required to travel during the 180-day period prior to the change in control; or
►
our failure to cause a successor to assume an officer's agreement.

Under these agreements, a "change in control" is deemed to have occurred if:

►
any person is or becomes the beneficial owner of securities representing 20% or more of our outstanding ordinary shares or combined voting power;
►
a majority of the Board changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;
►
we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or
►
we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets which our shareholders have approved.

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EXECUTIVE COMPENSATION TABLES

The benefits under the change in control agreements that could be triggered by a change in control and a covered termination in connection with such a change in control include:

►
upon termination of the executive by us other than for death, disability or cause or by the executive for good reason, after a change in control;
►
severance payable upon termination in an amount equal to 250% (for Mr. Stauch) or 200% (for all other Named Executive Officers) of annual base salary plus the greatest of the executive's target bonus for the year of termination, the actual bonus paid during the year prior to the change in control, or the actual bonus paid with respect to the year prior to the change in control;
►
replacement coverage for company-provided group medical, dental and life insurance policies for up to two years;
►
the cost of an executive search agency not to exceed 10% of the executive's annual base salary;
►
the accelerated accrual and vesting of benefits under the SERP (for Messrs. Borin, Frykman, Jacko and Stauch, who have been made participants in that plan) and under any other nonqualified defined contribution retirement plans; and for those executives who participate in the SERP and have fewer than seven years of participation in the SERP, up to three additional years of service can be credited, up to a maximum of seven years of service;
►
up to $15,000 in fees and expenses of consultants and legal or accounting advisors; and
►
all equity-based and cash incentive awards granted prior to the change in control will be subject to the terms of the incentive plan under which they were granted (including accelerated vesting, if provided for in the applicable plan), and all equity-based and cash incentive awards granted on or after the change in control will vest or be earned in full upon such termination.

In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the three-year or two-year period, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us or our successor.

Executive Severance Plan.    Under the Executive Severance Plan, all executive officers that are not party to a KEESA are entitled to receive certain severance payments if, following a change in control, the executive officer is involuntarily terminated, other than for death, disability or for cause, or if such executive officer terminates his or her employment for conditions that constitute good reason.

In December 2020, the Compensation Committee approved an amendment to our KEESAs, clarifying that executives are not eligible for both benefits under the KEESA and Severance Plan in the event that there is a change of control and termination that occurs in a close time period.

Change in Control and Termination Provisions of Incentive Plans

Change in Control Provisions

The 2020 Plan and the most recent predecessor plan provide that, upon a change in control, unless an agreement between us and the executive provides for a more favorable result to the executive:

►
all outstanding options, restricted stock and restricted stock units that are not performance awards are immediately vested;
►
all outstanding performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and
►
all outstanding annual incentive awards are paid based on full satisfaction of the performance goals.

Termination Provisions

►
Retirement. If any of the Named Executive Officers terminates employment in a retirement with at least 10 years of service:

•
If the retirement is prior to age 60: unvested options are forfeited; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest pro rata; and performance awards are paid on a pro rata basis based on actual performance; or

•
If the retirement is after age 60: options continue to vest for 5 years; restricted stock and restricted stock units (that are not

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EXECUTIVE COMPENSATION TABLES

    performance awards or for which any performance goals have been satisfied) vest in full; and performance awards are paid in full based on actual performance (or on a pro-rated basis for performance awards granted to persons hired or promoted to executive officer after January 1, 2021), in each case as described in more detail below for treatment of awards in the event of a Covered Termination.

►
Death or Disability. If any of the Named Executive Officers terminates employment as a result of death or disability, options, restricted stock and restricted stock units are immediately vested; and performance awards are paid in full based on actual performance.
►
Termination Without Cause or for Good Reason. If any of the Named Executive Officers terminates employment in an involuntary termination for a reason other than cause, death or disability (a "Covered Termination"), or in a voluntary termination for good reason, then the employee's outstanding awards will be eligible for continued or accelerated vesting, as described below. For a Named Executive Officer's termination to be considered a Covered Termination, the officer must execute a general release in a form and manner determined by us. Upon a Covered Termination, awards held by a Board-appointed corporate officer, including such a Named Executive Officer, will be treated as follows:

•
Stock options will remain outstanding, and will continue to vest in accordance with their terms as if the officer had remained in employment, until the earlier of the expiration date of the stock option and the fifth anniversary of the covered termination.

•
Restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) will vest in full.

•
Performance awards, including restricted stock and restricted stock units that have performance-based vesting, will be paid following the end of the performance period based on achievement of the performance goals established for the awards as if the employee had not experienced a covered termination. In December 2020, we revised the treatment of performance awards for awards to persons who are hired as or promoted to executive officer on or after January 1, 2021 to provide that the award will continue to vest based on actual achievement; however, the payout will be prorated for the portion of the performance period when the executive officer was employed.

Under the 2020 Plan, the term "cause" means an act or omission by the officer as is determined by the Plan administrator to constitute cause for termination, including but not limited to any of the following:

►
a material violation of any company policy;
►
embezzlement from, or theft of property belonging to, us or any of our affiliates;
►
conviction of, or plead no contest to, a felony or other crime involving moral turpitude;
►
willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or
►
other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on our business.

Under the 2020 Plan, the term "good reason" means:

►
any material breach by us of the terms of any employment agreement;
►
any reduction in base salary or percentage of base salary available as incentive compensation or bonus opportunity;
►
a good faith determination by the officer that there has been a material adverse change in the officer's working conditions or status;
►
a relocation of the principal place of employment to a location more than 50 miles; or
►
an increase of 20% or more in travel requirements.

For an event to constitute good reason, we must receive written notice and an opportunity to cure. The definitions under our predecessor equity plan are substantially similar to those above.

Benefits pursuant to these incentive plans are generally applicable to all other participants who meet the requisite criteria as well as to the Named Executive Officers.

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EXECUTIVE COMPENSATION TABLES

Quantification of Compensation Payable upon a Change in Control or Termination of Employment

The amounts each Named Executive Officer would receive upon a termination as a result of a Covered Termination, a qualifying retirement with 10 years of service, death, or disability, in each case in the absence of a change in control, is shown below. As required by the SEC rules, the amounts shown assume that such termination was effective as of December 31, 2020, and thus are estimates of the amounts that would actually be received. The actual amounts to be received can only be determined in connection with the termination event. As indicated in the table below, the only benefits the Named Executive Officer would be entitled to receive upon a termination as a result of a Covered Termination, a qualifying retirement with 10 years of service, death, or disability, in each case in the absence of a change in control, relate to accelerated vesting or payment of long-term incentive awards. Any severance, perquisites, or other enhanced benefits upon termination of employment in the absence of a change in control would be at the discretion of the Compensation Committee. In connection with Mr. Borin's voluntary resignation and termination of employment, effective June 6, 2020, Mr. Borin received no severance benefits and his outstanding, unearned equity awards were forfeited. Accordingly, Mr. Borin is not included in the tables below.

Executive	Stock Option Vesting(1)($)	Restricted Stock Unit Vesting(1)($)	Performance Share Unit Vesting(1)(2)($)	Total($)
John L. Stauch	2,228,296	2,640,803	5,679,037	10,548,136

Robert P. Fishman	—	2,058,973	—	2,058,973

Karla C. Robertson	377,089	1,595,248	950,258	2,922,595

Mario R. D'Ovidio	—	1,029,513	—	1,029,513

John H. Jacko	341,965	1,005,418	866,482	2,213,865

(1)
None of the stock options, restricted stock units, or performance share units would vest upon a retirement prior to 10 years of service, and none of the stock options and only a pro rata portion of the restricted stock units and performance share units would vest upon a retirement with 10 years of service prior to age 60.

(2)
The amount shown assumes target performance. The actual amount is determined on the basis of actual performance through the end of the applicable performance period.

The table below shows the amount of compensation payable to each Named Executive Officer upon (1) a change in control without a termination of employment or (2) a change in control followed by a termination of employment (a) by us, other than for death, disability or cause or (b) by the executive for good reason. The amounts shown assume that such termination was effective as of December 31, 2020. The actual amounts to be paid out can only be determined in connection with a change in control or termination following a change in control. Because Messrs. Borin and Frykman's employment with us has terminated, they have been omitted from the table below.

	Cash Termination Payment (1)($)	Stock Option Vesting (2)($)	Restricted Stock Unit Vesting (2)($)	Performance Share Unit Vesting (2)($)	SERP & Related Pension (1)($)	Incentive Compensation (2)($)	Outplacement (1)($)	Legal & Accounting Advisors (1)($)	Medical, Dental, Life Insurance (1)($)	Total: Change in Control Only (3)($)	Total: Change in Control Followed by Termination (3)($)
John L. Stauch	5,335,000	2,228,296	2,640,803	5,679,037	—	1,164,000	50,000	15,000	46,866	11,712,136	17,159,022

Robert P. Fishman	2,600,000	—	2,058,973	—	—	650,000	50,000	15,000	46,788	2,708,973	5,420,761

Karla C. Robertson	1,890,000	377,089	1,595,248	950,258	—	405,000	50,000	15,000	5,149	3,327,595	5,287,744

Mario R. D'Ovidio	2,160,000	—	1,029,513	—	—	480,000	50,000	15,000	45,784	1,509,513	3,780,297

John H. Jacko	1,683,000	341,965	1,005,418	866,482	1,114,748	331,500	50,000	15,000	45,966	2,545,365	5,454,079

(1)
Triggered only upon a change in control and a termination of the executive officer by us other than for death, disability or cause or by the executive for good reason.

(2)
Triggered solely upon a change in control under the 2012 Stock and Incentive Plan. The amount shown for performance share units assumes target performance and includes the balance of any dividend equivalent units (rounded up to the nearest whole share).

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(3)
If excise taxes would otherwise be imposed in connection with a change in control, the executive's change in control compensation protections will be either cut back to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the executive.

The amounts in the two tables above assume, to the extent applicable, that:

►
our ordinary shares were valued at $53.09, the closing market price for our ordinary shares on the last trading day of 2020;
►
outplacement services fees are $50,000 or 10% of annual base salary, whichever is less;
►
legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer; and
►
medical, dental and life insurance coverage will continue until two years after a change in control,

  in each case at the current cost per year for each executive.

The Named Executive Officers' agreements provide that, if excise taxes would otherwise be imposed in connection with a change in control, the executive's change in control compensation protections will be either cut back to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the executive. Solely for purposes of the calculations in the tables above, we have assumed that the cut back did not apply.

Separation Agreement with Mr. Frykman

In connection with the elimination of Mr. Frykman's position resulting from our new organizational structure, the Compensation Committee approved a separation agreement with Mr. Frykman to ensure a smooth transition of his responsibilities. Pentair agreed to make a cash separation payment to Mr. Frykman of $2,527,000, payable in two lump sum payments in January 2021 and January 2022. He is also eligible to receive a healthcare subsidy payment equal to 24 months of the employer portion of his medical benefits payable on the first lump sum payment date valued at $28,201 and outplacement services valued at up to $15,000. These separation benefits were contingent upon Mr. Frykman signing and not rescinding a release of claims and complying with certain post-termination covenants, including a two-year non-competition and non-solicitation agreement.

Pursuant to the terms of his original award agreements, Mr. Frykman's equity awards were eligible for the following treatment in connection with his Covered Termination: (i) restricted stock units vested in full ($1,001,224 value), (ii) stock options will remain outstanding and vest in accordance with the terms of the particular grant or applicable terms and conditions until the earlier of the expiration date of the award or the fifth anniversary of the separation date ($2,371,186 value), and (iii) PSUs will vest in full based on actual performance after final performance is determined ($2,129,652 value assuming payout at target).

As Mr. Frykman was employed with Pentair through December 31, 2020, he earned an annual incentive award for 2020 of $634,949 based on actual results and payable at the same time that annual incentive awards are paid to the Company's other executive officers.

PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.

For the year ended December 31, 2020:

►
the median of the annual total compensation of all employees of our company (other than our Chief Executive Officer) was reasonably estimated to be $59,236; and
►
the annual total compensation of our Chief Executive Officer was $9,342,044.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is estimated to be 158 to 1.

To identify our median employee, we began by considering each of the 9,608 individuals employed by us worldwide on October 1, 2020.

We then calculated the target cash compensation (which we define as base salary or wages plus target cash bonus) for such individuals for 2020 to identify our median employee. To calculate the target cash compensation for any employee that we paid in

Pentair plc     59

EXECUTIVE COMPENSATION TABLES

currency other than U.S. Dollars, we applied the applicable foreign currency exchange rate in effect on October 1, 2020 to convert such non-U.S. employee's target cash compensation into U.S. Dollars.

Once we identified our median employee, we added together all of the elements of such employee's compensation for 2020 in the same way that we calculate the annual total compensation of our Named Executive Officers in the Summary Compensation Table.

RISK CONSIDERATIONS IN COMPENSATION DECISIONS

The Compensation Committee believes that paying for performance is an important part of its compensation philosophy, but recognizes the risk that incentivizing specific measures of performance may pose to the performance of our company as a whole if personnel were to act in ways designed primarily to maximize their compensation. Therefore, the Compensation Committee conducts an annual assessment of potential risks arising from its compensation programs and policies applicable to all employees. In its December 2020 assessment, the Compensation Committee noted the following considerations, among others:

►
the balance of our fixed and variable compensation in our executive compensation program;
►
the balance in our executive compensation program between the achievement of short-term objectives and longer-term value creation;
►
the mix of compensation forms within our long-term incentive compensation plan;
►
our use of multiple performance measures under our incentive compensation plans;
►
metrics tied to segment performance for segment presidents;
►
the impact of these performance measures on our financial results;
►
our use of performance curves that require achievement of a minimum level of performance before receiving any incentive payout;
►
capped payouts under our incentive plans;
►
clawback policy pursuant to which certain incentive compensation earned by our executive officers may be subject to recoupment; and
►
our stock ownership guidelines and equity holding policy.

Based on its assessment, the Compensation Committee concluded that the risks arising from our executive compensation program and policies are not reasonably likely to have a material adverse effect on our company. The Compensation Committee will continue to assess our executive compensation program to align employee interests with those of long-term shareholder interests.

60     2021 Proxy Statement

PROPOSAL 3

The Audit and Finance Committee has selected and appointed Deloitte & Touche LLP ("D&T") to audit our financial statements for the fiscal year ending December 31, 2021. The Board, upon the recommendation of the Audit and Finance Committee, is asking our shareholders to ratify, by nonbinding, advisory vote, the appointment and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor's remuneration. Although approval is not required by our Articles of Association or otherwise, the Board is submitting the appointment of D&T to our shareholders because we value our shareholders' views on our independent auditor. If the appointment of D&T is not ratified by shareholders, it will be considered as notice to the Board and the Audit and Finance Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor retained to audit our financial statements. D&T has been retained as our independent auditor continuously since 1977.

The Audit and Finance Committee is responsible for the audit fee negotiations associated with our retention of D&T. In connection with the mandated rotation of D&T's lead engagement partner, the Audit and Finance Committee and its Chair are directly involved in the selection of D&T's new lead engagement partner. The members of the Audit and Finance Committee and the Board believe that the continued retention of D&T to serve as our independent auditor is in our and our shareholders' best interests.

We expect that one or more representatives of D&T will be present at the Annual General Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.

The text of the resolution with respect to Proposal 3 is as follows:

"IT IS RESOLVED, to ratify, on a nonbinding, advisory basis, the appointment of Deloitte & Touche LLP as the independent auditor of Pentair plc and to authorize, in a binding vote, the Audit and Finance Committee to set the auditor's remuneration."

EACH OF THE BOARD AND THE AUDIT AND FINANCE COMMITTEE RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR OF PENTAIR PLC AND THE AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET THE AUDITOR'S REMUNERATION.

Pentair plc     61

PROPOSAL 3

AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICY

The Audit and Finance Committee reviews and approves the external auditor's engagement and audit plan, including fees, scope, staffing and timing of work. In addition, the Audit and Finance Committee Charter limits the types of non-audit services that may be provided by the independent auditors. Any permitted non-audit services to be performed by the independent auditors must be pre-approved by the Audit and Finance Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit and Finance Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2020. Responsibility for this pre-approval may be delegated to one or more members of the Audit and Finance Committee; all such approvals, however, must be disclosed to the Audit and Finance Committee at its next regularly scheduled meeting. The Audit and Finance Committee may not delegate authority for pre-approvals to management.

FEES PAID TO THE INDEPENDENT AUDITORS

We engaged D&T, Deloitte AG, Deloitte & Touche (Ireland), and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the "Deloitte Entities") to provide various audit, audit-related, tax and other permitted non-audit services to us during fiscal years 2020 and 2019. The Audit and Finance Committee approved all fees paid to the Deloitte Entities and underlying services provided by the Deloitte Entities. Their fees for these services were as follows (in thousands):

	2020	2019
Audit fees(1)	$4,949	$5,872

Audit-related fees(2)	174	246

Tax fees(3)

Tax compliance	941	552

Tax consulting	1,110	1,468

Total tax fees	2,051	2,020

Total	$7,174	$8,138

(1)
Consists of fees for audits of our consolidated annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of SEC filings, consents for registration statements and comfort letters in connection with securities offerings.

(2)
Consists of fees for due diligence, employee benefit plan audits, and certain other attest services.

(3)
Consists of fees for tax compliance and return preparation and tax planning and advice.

62     2021 Proxy Statement

AUDIT AND FINANCE COMMITTEE REPORT

In connection with the financial statements for the year ended December 31, 2020, the Audit and Finance Committee has:

►
reviewed and discussed our audited U.S. GAAP consolidated financial statements and Irish statutory financial statements for the year ended December 31, 2020 with management;
►
discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
►
received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit and Finance Committee concerning independence, and discussed with Deloitte & Touche LLP their independence.

Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 16, 2021. The Board has approved these inclusions.

THE AUDIT AND FINANCE COMMITTEE

Glynis A. Bryan, Chair
Mona Abutaleb
Gregory E. Knight
Michael T. Speetzen

Pentair plc     63

PROPOSAL 4

The Board is asking our shareholders to approve the Pentair plc Employee Stock Purchase and Bonus Plan, as amended and restated (the "ESPP"). The ESPP was most recently amended and restated effective January 1, 2021 to modify the time period for which the contribution limits under the ESPP apply and, subject to approval of our shareholders at the Annual General Meeting, to extend the term of the ESPP until the 10th anniversary of such shareholder approval.

We believe the ESPP is an important part of our compensation programs. It provides an incentive, through our matching contributions, for all employees to become shareholders, thereby encouraging a broad-based alignment with shareholder interests.

The ESPP currently has approximately 1,335 participants. For 2020, the aggregate amount of the company matching contributions for all participants was approximately $1,095,620.67. We believe the benefits achieved through the ESPP are well worth this cost.

The ESPP has been in existence for many years and is a highly visible and popular employee benefit. The ESPP is a key broad-based contributory employee plan that directly supports our objective of aligning the interests of all employees with the interests of our shareholders and has proven to be an effective tool in encouraging broad-based equity participation among our employees.

The text of the resolution with respect to this Proposal 4 is as follows:

"IT IS RESOLVED, that approval be and is hereby given to the Pentair plc Employee Stock Purchase and Bonus Plan, as amended and restated, which has been made available to shareholders prior to the meeting, and that the directors be and are hereby authorized to take all such actions (including the making of minor amendments) with reference to the Pentair plc Employee Stock Purchase and Bonus Plan as may be necessary to ensure the operation of the Pentair plc Employee Stock Purchase and Bonus Plan as amended and restated in any jurisdiction in which employees are invited to participate."

If the ESPP is not approved by the shareholders at the Annual General Meeting, its authorization will expire in 2022 and no further purchases may be made under the ESPP after such expiration.

64     2021 Proxy Statement

PROPOSAL 4

KEY TERMS OF THE ESPP

►
We match 25% of the contributions made by participants
►
Participants may contribute up to 15% of their compensation, subject to a maximum contribution of US$9,000 (for U.S. participants) or CA$11,000 (for Canadian participants) per participant in any 12-month period
►
Eligible participants generally include all regular and permanent full-time and part-time employees who are at least age 18
►
Shares are acquired through open-market purchases at the prevailing market prices, so the ESPP is not dilutive to our existing shareholders

A summary description of the ESPP follows below. The summary description is qualified in its entirety by reference to the full text of the ESPP, which is attached to this Proxy Statement as Appendix B. Our shareholders are urged to read the actual text of the ESPP in its entirety.

ADMINISTRATION

We administer the ESPP through certain of our employees who are appointed for that purpose (the "Plan Administrator"). The Plan Administrator has full power and authority to interpret and construe the ESPP, to adopt rules and regulations for purposes of administering the ESPP and to amend and revoke any rules and regulations. Any interpretation of the ESPP by the Plan Administrator and any decision on any matter within the Plan Administrator's discretion that is made in good faith will be final and binding.

ELIGIBILITY

Our regular and permanent full-time or part-time employees, or regular and permanent full-time or part-time employees of our participating affiliates, who are at least age 18 are generally eligible to participate in the ESPP, except that employees covered by a collective bargaining agreement that does not provide for participation in the ESPP and individuals who are not treated by us or our participating affiliates as employees are not eligible. Currently, we estimate that there are approximately 5,125 employees who may be eligible to participate in the ESPP if they also meet the age requirements.

CONTRIBUTIONS

Participation in the ESPP is voluntary. Upon making the appropriate election to participate, participants may contribute, through payroll deductions, between 0.01% and 15% of their compensation, subject to a maximum contribution of US$9,000 (for U.S. participants) or

CA$11,000 (for Canadian participants) per participant in any 12-month period. Prior to the most recent amendment and restatement of the ESPP, this limit on contributions was measured over the calendar year.

EMPLOYER MATCHING CONTRIBUTION

At the times determined by the Plan Administrator, we or our participating affiliates will contribute on behalf of each participant an amount equal to 25% of the contributions made by the participant.

PURCHASE OF STOCK

The Plan Administrator has appointed an agent (the "Plan Agent") to, among other things, receive contributions and purchase shares under the ESPP. The Plan Agent uses contributions to purchase our ordinary shares on the open market, which are allocated to the participants' accounts. There is no limit on the number of ordinary shares that may be purchased. Each participant is fully vested in his or her account.

Pentair plc     65

PROPOSAL 4

VOTING AND DIVIDENDS

Participants have no voting, dividend or other rights of a shareholder with respect to shares subject to the ESPP until the shares have been delivered to the participants' accounts. Once the shares are delivered to a participant's account, he or she will be able to instruct the Plan Agent how to vote the shares. Cash dividends received on shares held in participant accounts will either be used by the Plan Agent to purchase additional shares on behalf of the participant or paid directly to the participant in cash, as elected by the participant in accordance with procedures established by the administrator of the ESPP.

ENDING PARTICIPATION; DISTRIBUTIONS

A participant may, in accordance with procedures established by the Plan Administrator, elect to cease making contributions under the ESPP. In addition, a participant who ceases earning compensation, or who ceases to be an eligible employee, shall automatically cease making contributions. Participants are eligible to receive distributions of their accounts in accordance with procedures established by the Plan Agent.

TERM; AMENDMENTS AND TERMINATION

If the ESPP is approved by shareholders at the Annual General Meeting, then it will terminate on the 10th anniversary of the date of the Annual General Meeting, unless it is earlier terminated as provided in the ESPP. The Board, as a whole or acting through the Compensation Committee, has the power to amend or terminate the ESPP. Current NYSE rules also require shareholder approval of certain other material revisions to the ESPP.

NEW PLAN BENEFITS

We cannot currently determine the number of our ordinary shares that may be purchased under the ESPP in the future.

66     2021 Proxy Statement

PROPOSAL 4

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes, as of December 31, 2020, information about compensation plans under which our equity securities are authorized for issuance:

	(a)		(b)		(c)

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders

2020 Share and Incentive Plan	86,233	(1)	—	(2)	5,497,519	(3)

2012 Stock and Incentive Plan	4,006,791	(4)	$40.47	(2)	400,997	(5)

2008 Omnibus Stock Incentive Plan	15,616	(6)	$24.27	(2)	—	(5)

Equity compensation plans not approved by security holders	—		—		—	(7)

Total	4,108,640		$40.39	(2)	5,898,516

(1)
Consists of 86,233 shares subject to restricted stock units.

(2)
Represents the weighted average exercise price of outstanding stock options and does not take into account outstanding restricted stock units or performance share units.

(3)
Represents securities remaining available for issuance under the 2020 Plan.

(4)
Consists of 3,059,184 shares subject to stock options, 588,399 shares subject to restricted stock units, and 359,208 shares subject to performance share awards.

(5)
The 2012 Stock and Incentive Plan was terminated in 2020. Stock options, restricted stock units and performance share awards previously granted under the 2012 Stock and Incentive Plan remain outstanding, but no further options or shares may be granted under this plan.

(6)
Consists of 15,616 shares subject to stock options.

(7)
The 2008 Omnibus Stock Incentive Plan was terminated in 2012. Stock options previously granted under the 2008 Omnibus Stock Incentive Plan remain outstanding, but no further options or shares may be granted under this plan.

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PENTAIR PLC EMPLOYEE STOCK PURCHASE AND BONUS PLAN, AS AMENDED AND RESTATED.

Pentair plc     67

PROPOSAL 5

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to allot (or issue) any shares, including shares that are part of our company's authorized but unissued share capital. The Board's current authority to issue up to 33% of the Company's issued ordinary share capital was approved by the shareholders at the 2020 Annual General Meeting and will expire on November 5, 2021. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital.

We are presenting this Proposal 5 to renew the Board's authority to issue up to a maximum of 33% of a company's issued ordinary share capital as at March 5, 2021 (the latest practicable date before this Proxy Statement) and for such authority to expire 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.

Granting the Board this authority is a routine matter for public limited companies incorporated in Ireland and is consistent with Irish market practice. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board of Directors the authority to allot shares upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

The text of the resolution in respect of Proposal 5 is as follows:

"IT IS RESOLVED, that, the Board of Directors be and is generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (as defined in Section 1021 of the Companies Act 2014) in an amount up to an aggregate nominal amount of $548,368 (equivalent to 54,836,794 ordinary shares), being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 5, 2021 (the latest practicable date before this Proxy Statement), and the authority conferred by this resolution shall expire eighteen months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired."

THE BOARD RECOMMENDS A VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS TO ALLOT NEW SHARES UNDER IRISH LAW.

68     2021 Proxy Statement

PROPOSAL 6

Under Irish law, unless otherwise authorized, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. Under the statutory preemption rights, shares issued for cash must be offered to existing shareholders of our company on a pro rata basis before the shares can be issued to any new shareholders. The Board's current authority to opt-out of these statutory preemption rights was approved by the shareholders at the 2020 Annual General Meeting and will expire on November 5, 2021. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

We are presenting this Proposal 6 to renew the Board's authority to opt-out of the statutory preemption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company's issued ordinary share capital as at March 5, 2021 (the latest practicable date before this Proxy Statement) (with the possibility of issuing up to an additional 5% of the company's issued ordinary share capital as at March 5, 2021 provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding 6-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company's issued ordinary share capital as at March 5, 2021 and, provided further that, in each case, such authority will be limited to a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.

Granting the Board this authority is a routine matter for public limited companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for U.S. companies listed on the NYSE. In addition, under Irish law, the Board will only be authorized to opt-out of preemption rights if it is authorized to issue shares, which authority is being sought in Proposal 5.

The text of the resolution with respect to Proposal 6 is as follows:

"IT IS RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal 5 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 5 as if sub-section (1) of Section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a)
the allotment of equity securities in connection with a rights issue or other preemptive issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the Board may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the

Pentair plc     69

PROPOSAL 6

requirements of any recognized regulatory body or any stock exchange in any territory, or otherwise); and

(b)
the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $166,172 (equivalent to 16,617,210 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 5, 2021 (the latest practicable date before this Proxy Statement)), provided that any amount above $83,086 (equivalent to 8,308,605 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 5, 2021) is to be used only for the purpose of an acquisition or a specific capital investment, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Board may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired."

THE BOARD RECOMMENDS A VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW.

70     2021 Proxy Statement

PROPOSAL 7

Our historical open-market share repurchases (whether effected as redemptions or otherwise) and other share buyback activities result in ordinary shares being acquired and held by us as treasury shares. We may re-allot treasury shares that we acquire through our various share buyback activities in connection with our employee compensation programs or otherwise.

Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). The Company's current authorization was granted by the shareholders at the 2020 Annual General Meeting and will expire on November 5, 2021.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-allotted are 95% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under any employee or director share or option plan operated by Pentair plc) and 120%, respectively, of the average closing price per ordinary share, as reported on the New York Stock Exchange, for the 30 trading days immediately preceding the proposed date of re-allotment. Any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders. Under Irish law, this authorization will expire after eighteen months unless renewed. Accordingly, we expect to propose renewal of this authorization at subsequent Annual General Meetings.

The resolution with respect to Proposal 7 is a special resolution. The text of the resolution with respect to Proposal 7 is as follows:

"IT IS RESOLVED, as a special resolution, that for the purposes of Section 1078 of the Companies Act 2014, the re-allotment price range at which any treasury shares (as defined by Section 106 of the Companies Act 2014) for the time being held by Pentair plc may be re-allotted off-market shall be as follows:

1.
the maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the "market price."

2.
the minimum price at which a treasury share may be re-allotted off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under any employee or director share or option plan operated by Pentair plc or, in all other cases, not less than 95% of the "market price."

3.
for the purposes of this resolution, the "market price" shall mean the average closing price per ordinary share of Pentair plc, as reported on the New York Stock Exchange, for the 30 trading days immediately preceding the day on which the relevant share is re-allotted.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire on the date 18 months from the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of Sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market."

THE BOARD RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW.

Pentair plc     71

SECURITY OWNERSHIP

The following table contains information concerning the beneficial ownership of our ordinary shares as of March 5, 2021, by each director and nominee to become a director, by each executive officer listed in the Summary Compensation Table, and by all current directors and executive officers as a group. Based on filings with the SEC, the following table also contains information concerning each person we know who beneficially owned more than 5% of our ordinary shares as of December 31, 2020.

Name of Beneficial Owner	Common Stock(1)	Share Units(2)	Right to Acquire within 60 days	RSIP Stock(3)	Total	% of Class(4)
Mona Abutaleb	6,109	—	—	—	6,109

Mark C. Borin	—	8,397	—	693	9,090

Glynis A. Bryan	24,859	5,368	22,017	—	52,244

Mario D'Ovidio	—	—	—	—	—

Robert P. Fishman	—	—	—	—	—

Karl R. Frykman	87,773	—	154,876	2,087	244,736

T. Michael Glenn	25,746	1,861	28,324	—	55,931

Theodore L. Harris	6,877	—	—	—	6,877

John H. Jacko	13,463	—	43,203	—	56,666

David A. Jones	18,354	53,474	22,017	—	93,845

Gregory E. Knight	—	—	—	—	—

Karla C. Robertson	10,260	—	36,870	—	47,130

Michael T. Speetzen	6,877	—	—	—	6,877

John L. Stauch	264,388	82,333	496,525	892	844,138

Billie I. Williamson	13,477	—	—	—	13,477

Directors and executive officers as a group (18)	507,582	155,211	926,134	4,139	1,593,066

The Vanguard Group(5)	17,249,928	—	—	—	17,249,928	10.4%

BlackRock, Inc.(6)	13,390,391	—	—	—	13,390,391	8.1%

State Street Corporation(7)	9,313,645	—	—	—	9,313,645	5.6%

(1)
Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses or trusts has been disclaimed in some instances.

(2)
Represents for non-employee directors deferred share units held under our Compensation Plan for Non-Employee Directors. No director has voting or investment power related to these share units. Represents for executive officers restricted stock units, receipt of which was deferred by the executive officer under the company's Non-Qualified Deferred Compensation Plan and over which the executive officers have no voting or investment power.

(3)
Represents shares owned as a participant in the RSIP. As of March 6, 2020, Fidelity Management Trust Company ("Fidelity"), the Trustee of the RSIP, held 766,789 ordinary shares (0.5%). Fidelity disclaims beneficial ownership of all shares. The RSIP participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares. The Trustee does not vote the shares for which it has received no direction from participants.

(4)
Less than 1% unless otherwise indicated.

(5)
Information derived from a Schedule 13G/A filed with the SEC on February 10, 2021. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. As of December 31, 2020, The Vanguard Group had shared voting power for 271,152 ordinary shares, sole dispositive power for 16,522,131 ordinary shares and shared dispositive power for 727,797 ordinary shares.

(6)
Information derived from a Schedule 13G/A filed with the SEC on January 29, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. As of December 31, 2020, BlackRock, Inc. had sole voting power for 11,717,724 ordinary shares and sole dispositive power for 13,390,391 ordinary shares.

(7)
Information derived from a Schedule 13G filed with the SEC on February 16, 2021. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. As of December 31, 2020, State Street Corporation had shared voting power for 8,289,990 ordinary shares and shared dispositive power for 9,311,468 ordinary shares.

We have reviewed copies of reports furnished to us, or written representations that no reports were required. Based solely on these reports, we believe that during 2020 our executive officers and directors complied with all such filing requirements.

72     2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials to you because our Board of Directors is soliciting proxies for use at our Annual General Meeting of Shareholders to be held on May 4, 2021. We either (i) mailed you a Notice of Internet Availability of Proxy Materials on or before March 19, 2021 notifying each shareholder entitled to vote at the Annual General Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or (ii) mailed you a printed copy of such proxy materials and a proxy card in paper format. You received these proxy materials because you were a shareholder of record as of the close of business on March 5, 2021.

If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, including a proxy card in paper format on which you may submit your vote by mail, you should follow the instructions for requesting such proxy materials in the Notice of Internet Availability of Proxy Materials.

This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Irish Statutory Financial Statements and directors' and auditors' reports are available online at www.proxyvote.com.

What is a proxy?

A proxy is your legal designation of another person (the "proxy") to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy by telephone or over the Internet as directed in the Notice of Internet Availability of Proxy Materials or, if you have requested or received a proxy card, by signing and dating the proxy card and submitting it by mail.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a "shareholder of record." If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in "street name." As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.

Who is entitled to vote at the Annual General Meeting and how many votes do I have?

The Board has set the close of business on March 5, 2021 (Eastern Standard Time) as the record date for the Annual General Meeting. At the close of business on the record date, we had 166,172,103 ordinary shares issued and outstanding and entitled to vote. All shareholders of record at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose banks, brokers or other custodians or nominees are shareholders registered in our share register with respect to the beneficial owners' shares at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

How do I vote if I am a shareholder of record?

If you are a shareholder of record of ordinary shares, you can vote in the following ways:

►
By Internet: You can vote over the Internet at www.proxyvote.com. For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.
►
By Telephone: You can vote by telephone from the United States or Canada by calling the telephone number in the Notice of Internet Availability of Proxy Materials or on the proxy card.
►
By Mail: You can vote by mail by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope, the results of which will be forwarded to Pentair plc's registered address in Ireland electronically. For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.
►
At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting.

Pentair plc     73

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

How do I vote if I am a beneficial owner?

If you are a beneficial owner of ordinary shares, you can vote in the following ways:

►
General: You can vote by following the materials and instructions provided by your bank, broker or other custodian or nominee.
►
At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, then you must obtain a legal proxy, executed in your favor, from the shareholder of record of your shares (i.e., your broker, bank or other custodian or nominee) and bring it to the Annual General Meeting.

What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?

If you are a shareholder of record, you may vote by Internet or by telephone until 10:59 p.m. local time (11:59 p.m. Eastern Daylight Time) on May 2, 2021. If you are a shareholder of record and submit a proxy card, the proxy card must be received at the address stated on the proxy card by 10:59 p.m. local time (11:59 p.m. Eastern Daylight Time) on May 2, 2021. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other custodian or nominee.

How do I attend the Annual General Meeting?

All shareholders of record as of the close of business on the record date are invited to attend and vote at the Annual General Meeting. For admission to the Annual General Meeting, shareholders should bring a form of photo identification to the shareholders check-in area at the meeting, where their ownership will be verified. Those who beneficially own shares should also bring account statements or letters from their banks, brokers or other custodians or nominees confirming that they own our ordinary shares as of March 5, 2021 (see above for further information if you also intend to vote at the Annual General Meeting). Registration will begin at 7:30 a.m. (local time) and the Annual General Meeting will begin at 8:00 a.m. (local time) on May 4, 2021.

Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at 2:00 p.m. (Irish time), and the requirements for admission to the Annual General Meeting, as set out above, apply.

What constitutes a quorum for the Annual General Meeting?

Our Articles of Association provide that all resolutions made at a shareholders' meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote. Abstentions and broker non-votes will be regarded as present for purposes of establishing the quorum.

May I change or revoke my proxy?

If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:

►
By voting by Internet or telephone at a date later than your previous vote but prior to the voting deadline (which is 10:59 p.m. local time or 11:59 p.m. Eastern Daylight Time on May 2, 2021);
►
By mailing a proxy card that is properly signed and dated later than your previous vote and that is received by us prior to the voting deadline (which is 10:59 p.m. local time or 11:59 p.m. Eastern Daylight Time on May 2, 2021); or
►
By attending the Annual General Meeting and voting in person, although attendance at the Annual General Meeting will not, by itself, revoke a proxy.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.

What is the effect of broker non-votes and abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to "routine" matters, they do not have discretionary power to vote your shares on "non-routine" matters pursuant to NYSE rules. If you do not provide voting instructions for proposals considered "non-routine," a "broker non-vote" occurs. The chart below summarizes which proposals we believe are routine and non-routine under the NYSE rules and therefore whether brokers have discretion to vote. Ordinary shares owned by shareholders electing to abstain from voting on any of the proposals will have no effect on any of the proposals.

74     2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

How will my shares be voted if I do not specify how they should be voted?

If you submit a proxy to the company-designated proxy holders and do not provide specific voting instructions, you instruct the company-designated proxy holders to vote your shares in accordance with the recommendations of the Board as set forth in the chart below.

If your shares are held in the Pentair, Inc. Retirement Savings and Stock Incentive Plan or the Pentair, Inc. Non-Qualified Deferred Compensation Plan and you either (1) submit a proxy but do not provide specific voting instructions or (2) do not submit a proxy, then your shares will not be voted.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, you instruct the company-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board.

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Broker Discretion	Effect of Abstentions and Broker Non-Voting
Re-Elect Director Nominees	For, against, or abstain on each nominee	Majority of votes cast	No broker discretion to vote	No effect

Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers	For, against, or abstain	Majority of votes cast	No broker discretion to vote	No effect

Ratify, by Nonbinding, Advisory Vote, the Appointment of the Independent Auditor and Authorize, by Binding Vote, the Audit and Finance Committee to Set the Auditor's Remuneration	For, against, or abstain	Majority of votes cast	Brokers have discretion to vote	No effect

Approve the Pentair plc Employee Stock Purchase and Bonus Plan, as amended and restated	For, against, or abstain	Majority of votes cast	No broker discretion to vote	No effect

Authorize the Board of Directors to Allot New Shares	For, against, or abstain	Majority of votes cast	Brokers have discretion to vote	No effect

Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights	For, against, or abstain	75% of votes cast	Brokers have discretion to vote	No effect

Authorize the Price Range at which Pentair Can Re-allot Treasury Shares	For, against, or abstain	75% of votes cast	Brokers have discretion to vote	No effect

Who will count the votes?

A representative from The Carideo Group, Inc. will count the votes and serve as our Inspector of Election.

Who will pay for the cost of this proxy solicitation?

We will pay the costs of soliciting proxies sought by the Board. Proxies may be solicited on our behalf by our directors, officers or employees telephonically, electronically or by other means of communication.

We have engaged Morrow Sodali LLC to assist us in the solicitation of proxies at a cost to us of $10,000, plus out-of-pocket expenses. We have requested that banks, brokers and other custodians and nominees who hold ordinary shares on behalf of beneficial owners forward soliciting materials to those beneficial owners. Upon request, we will reimburse banks, brokers and other custodians and nominees for reasonable expenses incurred by them in forwarding these soliciting materials to beneficial owners of our ordinary shares.

Pentair plc     75

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As explained in more detail below, we are using the "notice and access" system adopted by the SEC relating to the delivery of our proxy materials over the Internet. As a result, we mailed to our shareholders of record a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail, e-mail or telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Notice of Internet Availability of Proxy Materials also serves as a Notice of Meeting.

What are the "notice and access" rules and how do they affect the delivery of the proxy materials?

The SEC's notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet, and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information that they need, and, at the same time, ensure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

You may have received multiple Notices of Internet Availability of Proxy Materials or proxy cards if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in "street name," you will receive your voting information from your bank, broker or other custodian or nominee, and you will vote as indicated in the materials you receive from your bank, broker or other custodian or nominee. You should vote your proxy for each separate account you have.

76     2021 Proxy Statement

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Rule 14a-8 Proposals:

The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2022 Annual General Meeting pursuant to SEC Rule 14a-8 is November 19, 2021. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our Proxy Statement and form of proxy for our 2022 Annual General Meeting.

Nomination of Directors Pursuant to Proxy Access Provisions:

Eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proxy access provisions of our Articles of Association. Among other requirements in our Articles of Association, to nominate a director under the proxy access provisions of our Articles of Association, a shareholder must give written notice to our Corporate Secretary that complies with our Articles of Association no earlier than 150 days and no later than 120 days prior to the first anniversary of the date our definitive Proxy Statement was released to shareholders in connection with the prior year's Annual General Meeting. Accordingly, we must receive notice of a shareholder's nomination for the 2022 Annual General Meeting pursuant to the proxy access provisions of our Articles of Association no earlier than October 20, 2021 and no later than November 19, 2021. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to include the nominees in our proxy materials for the 2022 Annual General Meeting.

Advance Notice Proposals and Director Nominations:

A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, at the 2022 Annual General Meeting must comply with the requirements set forth in our Articles of

Association. Among other requirements in our Articles of Association, to present business or nominate a director at an Annual General Meeting, a shareholder must give written notice that complies with the Articles of Association to our Corporate Secretary no earlier than 70 days and no later than 45 days prior to the first anniversary of the date our Proxy Statement was released to shareholders in connection with the prior year's Annual General Meeting. Accordingly, we must receive notice of a shareholder's intent to present business, other than pursuant to SEC Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, no earlier than January 8, 2022 and no later than February 2, 2022. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to present such proposal or nomination at the 2022 Annual General Meeting. If the Board chooses to present a matter of business submitted under our Articles of Association at the 2022 Annual General Meeting, then the persons named in the proxies solicited by the Board for the 2022 Annual General Meeting may exercise discretionary voting power with respect to such proposal.

Send Notices to:

Shareholder proposals or nominations pursuant to any of the foregoing should be sent to us at our principal executive offices: Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom, Attention: Corporate Secretary.

Access to our Articles of Association:

Our Articles of Association can be found on the website of the U.S. Securities and Exchange Commission by searching its EDGAR archives at https://www.sec.gov/edgar/searchedgar/webusers.htm. Shareholders may also obtain a copy from us free of charge by submitting a written request to our principal executive offices at Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom, Attention: Corporate Secretary.

Pentair plc     77

IRISH DISCLOSURE OF SHAREHOLDER INTERESTS

Under the Irish Companies Act 2014, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares, or if as a result of a transaction, a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue), and disclosable interests in our shares include any interests in our shares of any kind whatsoever. Where the percentage level of the shareholder's interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

2020 ANNUAL REPORT ON FORM 10-K

Any shareholder wishing to review, without charge, a copy of our 2020 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices at Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS,United Kingdom, Attention: Corporate Secretary.

REDUCE DUPLICATE MAILINGS

To reduce duplicate mailings, we are now sending only one copy of our Notice of Internet Availability of Proxy Materials or Annual Report to Shareholders and Proxy Statement, as applicable, to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of these documents to a shareholder at a shared address. If you wish to receive separate copies of these documents, please notify us by writing or calling Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom,

Attention: Corporate Secretary, Telephone: +44-74-9421-6154.

If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple Notices of Internet Availability of Proxy Materials or Annual Reports to Shareholders and Proxy Statements, as applicable. To discontinue duplicate mailings, notify us by writing or calling Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom, Attention: Corporate Secretary, Telephone: +44-74-9421-6154

78     2021 Proxy Statement

APPENDIX A

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PENTAIR PLC AND SUBSIDIARIES
RECONCILIATION OF THE GAAP YEARS ENDED DECEMBER 31, 2020, 2019, 2018, and 2017 TO THE NON-GAAP EXCLUDING THE EFFECT OF 2020, 2019, 2018, and 2017 ADJUSTMENTS (UNAUDITED)

In millions, except per-share data	2020	2019	2018	2017
Net sales	$3,017.8	$2,957.2	$2,965.1	$2,845.7

Operating income	461.4	432.5	436.7	378.3

% of net sales	15.3%	14.6%	14.7%	13.3%

Adjustments:

Restructuring and other	15.4	21.0	31.8	28.2

Intangible amortization	28.4	31.7	34.9	36.4

Trade name and other impairment	—	21.2	12.0	15.6

Inventory step-up	—	2.2	—	—

Deal related costs and expenses	0.6	4.2	2.0	—

Corporate allocations	—	—	11.0	36.7

COVID-19 related costs and expenses	10.4	—	—	—

Equity income of unconsolidated subsidiaries	1.4	3.5	8.4	1.3

Segment income	517.6	516.3	536.8	496.5

Return on sales	17.2%	17.5%	18.1%	17.5%

Net income from continuing operations — as reported	357.1	361.7	321.7	114.1

Loss (gain) on sale of businesses	0.1	(2.2)	7.3	4.2

Pension and other post-retirement mark-to-market loss (gain)	6.7	(3.4)	3.6	8.5

Loss on early extinguishment of debt	—	—	17.1	101.4

Interest expense adjustments	—	—	8.4	41.7

Other income	(2.2)	—	—	—

Adjustments to operating income	54.8	80.3	91.7	116.9

Income tax adjustments	2.7	(31.4)	(33.4)	(30.5)

Net income from continuing operations — as adjusted	$419.2	$405.0	$416.4	$356.3

Continuing earnings per ordinary share — diluted

Diluted earnings per ordinary share — as reported	$2.13	$2.12	$1.81	$0.62

Adjustments	0.37	0.26	0.54	1.32

Diluted earnings per ordinary share — as adjusted	$2.50	$2.38	$2.35	$1.94

PENTAIR PLC AND SUBSIDIARIES
FREE CASH FLOW FOR YEARS ENDED DECEMBER 31, 2020, 2019, 2018 and 2017

In millions	2020	2019	2018	2017
Net cash provided by operating activities of continuing operations	$574.2	$345.2	$458.1	$278.6

Capital expenditures	(62.2)	(58.5)	(48.2)	(39.1)

Proceeds from sale of property and equipment	0.1	0.6	0.2	3.7

Free cash flow from continuing operations	$512.1	$287.3	$410.1	$243.2

Pentair plc     A-1

APPENDIX B

PENTAIR PLC

EMPLOYEE STOCK PURCHASE AND BONUS PLAN

Amended and Restated Effective as of January 1, 2021

SECTION 1
HISTORY AND BACKGROUND

                In connection with the merger of Pentair, Inc. with and into a wholly-owned subsidiary of Tyco Flow Control International Ltd. (to be renamed Pentair Ltd., and referred to herein as the "Company"), which occurred on September 28, 2012 (the "Merger"), the Company adopted this Employee Stock Purchase and Bonus Plan (the "Plan"), effective September 28, 2012, to provide to employees of the Company and its designated divisions and subsidiaries the opportunity to purchase shares of the Company's common stock after the Merger. The Plan is also considered a successor plan to the following pre-Merger plans: the Pentair, Inc. Employee Stock Purchase and Bonus Plan (effective March 1, 1977).

                The Plan was amended and restated effective May 1, 2013, to reflect certain administrative changes made to the operation of the Plan.

                The Plan was further amended and restated effective as of the consummation of the merger of Pentair Ltd. with and into Pentair plc to reflect the assumption of this Plan by Pentair plc and the applicability of the Plan to ordinary shares of Pentair plc, rather than common shares of Pentair Ltd., following such merger.

                The Plan was further amended and restated effective as of November 17, 2017 to reflect certain administrative changes made to the Plan.

                The Plan was further amended and restated effective as of January 1, 2019 to suspend the International Stock Purchase and Bonus Plan (which was previously attached to the Plan as Appendix A) and to make certain other administrative changes.

                The Plan is now amended and restated effective January 1, 2021 to modify the time period for which the contribution limits under the Plan apply and, subject to the approval of the Plan by the Pentair plc shareholders at the 2021 Annual General Meeting of Shareholders, to extend the term of the Plan until the 10th anniversary of such approval.

                The following sections of the Plan shall apply to the U.S. and Canadian employees of the Company and its participating divisions and subsidiaries.

SECTION 2
DEFINITIONS

                Unless the context clearly requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this Section or other parts of the Plan.

                (1)   "Account" is an account established with the Plan Agent and into which Stock purchased with accumulated Participant contributions, employer matching contributions made on behalf of a Participant, and cash dividends paid with respect to such Stock (as applicable), are held on behalf of each Participant under the Plan. A Participant's rights with respect to his or her Account shall be subject to the terms and conditions established by the Plan Agent from time to time.

                (2)   "Affiliated Company" is (a) any corporation or business located in and organized under the laws of one of the United States which is a member of a controlled group of corporations or businesses (within the meaning of Code section 414(b) or (c)) that includes the Company, but only during the periods such affiliation exists, or (b) any other entity in which the Company may have a significant ownership interest, and which the Plan Administrator determines shall be an Affiliated Company for purposes of the Plan.

                (3)   "Code" is the Internal Revenue Code of 1986, as amended.

Pentair plc     B-1

APPENDIX B

                (4)   "Company" is Pentair plc, an Irish company.

                (5)   "Compensation" is a Participant's base wages or salary (i.e., exclusive of overtime or bonus payments) or the equivalent thereof, including, by way of example, vacation, jury duty or shift differential pay, paid to or on behalf of a Participant for services rendered to the Company or a Participating Employer.

                (6)   "Eligible Employee" is an Employee, except those Employees:

                      (i)    who are included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and a Participating Employer, unless and to the extent such agreement provides that such Employees shall be covered by the Plan, or the Participating Employer and the Plan Administrator have otherwise agreed to extend coverage under the Plan to such Employees;

                      (ii)    who, as determined by the Plan Administrator in its sole discretion, are not regular or permanent full- or part-time Employees, including, without limitation interns or other temporary Employees;

                      (iii)   whose Employer is not a Participating Employer; or

                      (iv)  who are not treated as Employees by the Company or a Participating Employer for purposes of the Plan even though they may be so treated or considered under applicable law, including Code section 414(n), the Federal Insurance Contribution Act or the Fair Labor Standards Act (e.g., individuals treated as employees of a third party or as self-employed).

                (7)   "Employee" is an individual who is an employee of the Company or an Affiliated Company.

                (8)   "Participant" is an Eligible Employee who has met the age requirement for Plan participation and properly completed and submitted the authorization form necessary for participation.

                (9)   "Participating Employer" is an Affiliated Company that is making, or has agreed to make, contributions under the Plan with respect to some or all of its Eligible Employees, but only during the period such agreement to contribute remains in effect. The Company must approve each Participating Employer, except that any entity that is considered a Participating Employer under the Plan immediately prior to the Restatement Effective Date automatically shall be considered a Participating Employer hereunder on the Restatement Effective Date without further action by the Company or such employer.

                (10) "Plan" is the Pentair plc Employee Stock Purchase and Bonus Plan as described in this plan document and as it may be amended from time to time.

                (11) "Plan Administrator" is the Company, and may include an employee or committee of employees of the Company or any subsidiary thereof that has been appointed by the Company to serve as the plan administrator of the Plan.

                (12) "Plan Agent" is the financial services firm or other entity duly appointed by the Plan Administrator to (i) receive funds contributed by Participants and Participating Employers, (ii) purchase shares of Stock with funds contributed by Participants and Participating Employers, and (iii) maintain Participant Accounts.

                (13) "Prospectus" is the prospectus, as in effect from time to time, which describes the Plan and which is delivered to eligible Participants with respect to the purchase of Stock under the Plan.

                (14) "Restatement Effective Date" is November 17, 2017, the date this amended and restated Plan became effective.

                (15) "Stock" is the ordinary shares of Pentair plc, nominal value $0.01 per share.

SECTION 3
ELIGIBILITY

                All Eligible Employees of a Participating Employer may elect to participate in the Plan after the Restatement Effective Date upon the attainment of age eighteen (18). Notwithstanding the foregoing, all

B-2     2021 Proxy Statement

APPENDIX B

Participants in the Plan as of the date immediately preceding the Restatement Effective Date automatically shall be considered Participants hereunder on the Restatement Effective Date.

SECTION 4
PARTICIPATION

                4.1    General.    Plan participation is voluntary and Eligible Employees do not automatically become Participants upon meeting the Plan's eligibility requirements, except as set forth in Section 3.1. An Eligible Employee, who has met the Plan's eligibility requirements as described in Section 3, may commence Plan participation after the Restatement Effective Date by delivering an authorization for deductions from such individual's Compensation, in accordance with procedures established by the Plan Administrator. Notwithstanding the foregoing, the deduction authorization in effect for each Participant in the Plan as of the Restatement Effective Date automatically shall be given effect hereunder on and after the Restatement Effective Date.

                4.2    Withdrawal from Participation.    A Participant may elect to cease participation under the Plan at any time, even though he or she remains an Eligible Employee of the Company or a Participating Employer, by giving written notice of withdrawal in accordance with procedures established by the Plan Administrator. Such an individual may elect to resume participation in the Plan at any time in accordance with procedures established by Plan Administrator, provided he or she is an Eligible Employee at the time participation resumes.

SECTION 5
CONTRIBUTIONS

                5.1    Participant Contributions.    A Participant may authorize his or her employer to make a deduction from each paycheck for purposes of purchasing Stock as a percentage of Compensation, in accordance with Section 4.1. The minimum deduction allowed is 0.01% of Compensation per month; the maximum deduction allowed is 15% of such Participant's Compensation (up to a maximum payroll deduction per consecutive 12 month period of US$9,000 for Participants that are employed in the United States and CA$11,000 for Participants that are employed in Canada, which may be implemented on an annual, per month or per payroll period basis as determined by the Company). A Participant may change the amount of his or her payroll deduction at any time in accordance with procedures established by the Plan Administrator, and such change shall be effective as soon as practicable thereafter. Until such contributions are transferred to the Plan Agent for purposes of purchasing Stock under the Plan at the time or times determined by the Plan Administrator and in accordance with Section 6, the amounts so collected may be commingled with the general assets of the Company and used for general purposes and no interest shall be paid in connection with such amounts.

                5.2    Employer Bonus Contribution.    At the time or times determined by the Plan Administrator, the Company and Participating Employers shall pay to the Plan Agent on behalf of each Participant employed by such employer an amount equal to twenty-five percent (25%) of the contributions made by such Participant through payroll deductions from Compensation.

                5.3    Dividends.    Cash dividends paid on Stock held in a Participant's Account shall, as elected by the Participant in accordance with procedures established by the Plan Administrator, be used by the Plan Agent to purchase additional shares of Stock on behalf of such Participant or paid directly to the Participant in cash.

SECTION 6
PURCHASE OF STOCK

                6.1    Participant Accounts.    The Plan Agent shall establish for each Participant an Account to hold the Stock purchased on behalf of such Participant. All Stock and other amounts allocated to such Account shall at all times be fully vested and nonforfeitable.

                6.2    Purchasing Stock.    The Plan Agent shall use all Participant and employer contributions, and including cash dividends (if so elected in accordance with Section 5.3), to purchase Stock on the open market. The Plan Agent shall make all such purchases on a single business day or over a number of business days in the month, as agreed to by the Plan Agent and the Plan Administrator. The Stock so purchased shall be allocated to the Participant's Account on behalf of whom purchases were made based on (i) the actual purchase price for such

Pentair plc     B-3

APPENDIX B

Stock, in such case where the Plan Agent makes a single purchase of Stock under the Plan in one day or (ii) an average purchase price, as determined by the Plan Administrator and the Plan Agent, in the case where multiple purchases are made on one or more than one day. No interest shall be paid on cash amounts (if any) held by the Plan Agent regardless of whether such cash is being held in anticipation of the date on which Stock purchases shall be made or held pending a refund to a terminating Participant.

SECTION 7
ENDING PARTICIPATION

                7.1    General.    A Participant may elect to discontinue Plan participation even though he or she remains an Eligible Employee of the Company or a Participating Employer. In addition, a Participant may cease Plan participation by reason of becoming an Employee of an Affiliated Company that is not a Participating Employer, by joining a group of Employees who are not Eligible Employees, or by qualifying for benefits under a long-term disability plan maintained by the Company or a Participating Employer. At such time as a Participant shall cease employment with the Company and all Affiliated Companies, Plan participation shall cease. In accordance with procedures established by the Plan Administrator, any contributions made by a Participant prior to discontinuing participation in the Plan shall be used to purchase Stock in accordance with Section 6 hereunder.

                7.2    Discontinuing Participation.    An individual may, in accordance with procedures established by the Plan Administrator, elect to cease making contributions under the Plan, even though he or she remains an Eligible Employee of the Company or a Participating Employer. In addition, a Participant who ceases earning Compensation (as determined by the Plan Administrator), for example, a Participant who commences an unpaid leave of absence or other type of leave under which he or she no longer earns compensation that has been determined by the Plan Administrator to be Compensation for purposes under the Plan, shall automatically cease making contributions under the Plan.

                7.3    Ceasing to be an Eligible Employee.    Participants who cease to be Eligible Employees but remain Employees of the Company or an Affiliated Company shall automatically cease making contributions under the Plan effective as soon as administratively feasible.

SECTION 8
DISPOSITION OF ACCOUNTS

                The Participant shall be eligible to receive a distribution of his or her Account in accordance with procedures established by the Plan Agent.

SECTION 9
ADMINISTRATION

                9.1    Term of Plan.    Subject to the approval of the Plan by the shareholders of the Company at the 2021 Annual General Meeting of Shareholders of the Company, this Plan shall terminate on the tenth (10th) anniversary of the date of such meeting, unless the Plan is earlier terminated as provided in Section 10.6.

                9.2    Prospectus.    Upon completing the eligibility requirements described in Section 3, an Eligible Employee shall receive from the Plan Administrator or its delegate a copy of the Prospectus, which describes the Plan.

                9.3    Reporting.    The Plan Agent shall provide to each Participant quarterly, or at such other intervals as may be necessary or appropriate, the following information:

                      (a)   the total amount contributed to each Participant's Account for such quarter, whether by payroll deduction, or the Participant's employer;

                      (b)   the number of shares of Stock purchased on behalf of the Participant with all of such contributions; and

                      (c)   the total number of shares of Stock then allocated to the Participant's Account.

B-4     2021 Proxy Statement

APPENDIX B

                9.4    Voting of Stock in Accounts.    Participants will not have any voting, dividend or other rights of a shareholder with respect to shares of Stock subject to this Plan until such shares have been delivered to the Participant's Account. Once the Stock is delivered to the Participant's Account, he or she will be entitled to all notices and correspondence provided to any shareholder of record who is not a Participant, including proxy statements. The Plan Agent shall be responsible for soliciting and receiving proxy instructions from each Participant and shall vote the Stock allocated to each Participant's Account in accordance with the instructions, if any, provided by such Participant.

                9.5    Fees and Commissions.    Unless otherwise determined by the Plan Administrator, the Company shall pay commissions, service charges or other costs incurred with respect to the purchase of Stock for purposes of the Plan. Unless otherwise determined by the Plan Administrator, when any such Stock in an Account is sold or the Participant ceases to be an Employee of the Company or an Affiliate Company, the Participant is responsible for payment of any commissions, service charges or other costs incurred on account of such sale or ongoing administration of his or her Account.

SECTION 10
MISCELLANEOUS

                10.1    Voluntary Participation.    Participation in the Plan is entirely voluntary, and by maintaining the Plan the Company is not making a recommendation as to whether any Eligible Employee should invest in Stock. Investment in any stock involves risk, and each Eligible Employee must decide whether to accept the risk of investing in Stock.

                10.2    Employee Rights.    The right of the Company or an Affiliated Company to discipline or discharge Employees, or to exercise rights related to the tenure of any individual's employment, shall not be affected in any manner by reason of the existence of the Plan or any action taken pursuant to the Plan.

                10.3    Construction.    The Plan Administrator shall have full power and authority to interpret and construe the Plan, to adopt rules and regulations not inconsistent with the Plan for purposes of administering the Plan with respect to matters not specifically covered in the Plan document and to amend and revoke any rules and regulations so adopted. Except as otherwise provided in the Plan, any interpretation of the Plan and any decision on any matter within the discretion of the Plan Administrator which is made in good faith by the Plan Administrator shall be final and binding.

                10.4    Interpretation.    Section and subsection headings are for convenience of reference and not part of this Plan, and shall not influence its interpretation. Wherever any words are used in the Plan in the singular, masculine, feminine or neuter form, they shall be construed as though they were also used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable.

                10.5    Plan Amendment.    The Company may, by written resolution of its Board of Directors or through action of the Compensation Committee of such Board (or their delegate), at any time and from time to time, amend the Plan in whole or in part.

                10.6    Plan Termination.    The Company may, by written resolution of its Board of Directors or through action of the Compensation Committee of such Board, terminate the Plan at any time. In the event the Plan terminates, the Participant's Account shall be handled in the same manner as if the Participant had terminated employment with the Company and all Affiliated Companies.

                10.7    Choice of Law.    To the extent not preempted by applicable federal law, the construction and interpretation of the Plan shall be made in accordance with the laws of the State of Minnesota, but without regard to any choice or conflict of laws provisions thereof.

                10.8    Acceptance of Terms.    By electing to participate in the Plan, each Participant shall be deemed to have accepted all of the provisions of the Plan, and the terms and conditions set forth by the Plan Agent, and to have agreed to be fully bound thereby.

                10.9    Computational Errors.    In the event mathematical, accounting, or similar errors are made in maintaining Participant Accounts, the Plan Administrator or the Plan Agent, as the case may be, may make such equitable adjustments as it deems appropriate to correct such errors.

                10.10    Communications.    The Company, a Participating Employer or the Plan Agent may, unless otherwise prescribed by any applicable state or federal law or regulation, provide the Prospectus and any notices, forms or reports by using either paper or electronic means.

Pentair plc     B-5

APPENDIX B

The undersigned, by authority of the Board of Directors of Pentair plc, does hereby execute the foregoing document for and on behalf of Pentair plc effective as of January 1, 2021.

PENTAIR PLC
By	/s/ KARLA ROBERTSON Karla Robertson Executive Vice President, General Counsel, Secretary and Chief Social Responsibility Officer

B-6     2021 Proxy Statement

ESSENTIAL RESOURCES. FOR LIFE.

Your resources. Our resources. The world's resources. From our residential and business solutions that help people move, improve and enjoy their water, to our sustainable innovations and applications, Pentair makes the most of life's essential resources.

OUR PURPOSE

We believe that the health of our world depends on reliable access to clean, safe water.

OUR MISSION

Pentair delivers smart, sustainable solutions that empower our customers to make the most of life's essential resources.

OUR VISION

To be the leading residential and commercial water treatment company.

UNITED BY OUR **WIN RIGHT VALUES**

WIN	RIGHT
Customer First	Absolute Integrity
Innovation & Adaptability	Respect & Teamwork
Accountability for Performance	Positive Energy

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 2, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL PENTAIR PLC C/O BROADRIDGE 51 MERCEDES WAY EDGEWOOD, NY 11717 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Pentair plc's registered address). In order to assure that your proxy card is tabulated in time to be voted at the Annual General Meeting, you must return your proxy card at the above address by 11:59 p.m. Eastern Daylight Time on May 2, 2021. All instruments of proxy and proxy cards should be received by 11:59 p.m. Eastern Daylight Time on May 2, 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36017-P52346 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PENTAIR PLC The Board of Directors recommends you vote FOR the following director nominees: For Against Abstain 1. To re-elect director nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Mona Abutaleb Stephenson The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6 and 7. 1b. Glynis A. Bryan For Against Abstain 2. To approve, by nonbinding, advisory vote, the compensation of the named executive officers. To ratify, by nonbinding, advisory vote, the appointment of Deloitte & Touche LLP as the independent auditor of Pentair plc and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the auditor’s remuneration. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1c. T. Michael Glenn 3. 1d. Theodore L. Harris 1e. Gregory E. Knight 4. To approve the Pentair plc Employee Stock Purchase and Bonus Plan, as amended and restated. 1f. David A. Jones 5. To authorize the Board of Directors to allot new shares under Irish law. 6. To authorize the Board of Directors to opt-out of statutory preemption rights under Irish law (Special Resolution). 1g. Michael T. Speetzen 1h. John L. Stauch 7. To authorize the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law (Special Resolution). 1i. Billie I. Williamson To consider and act on such other business as may properly come before the Annual General Meeting or any adjournment. Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign.If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 4, 2021: The Annual Report, Notice of Annual General Meeting, Proxy Statement, Irish Financial Statements and Related Reports are available at www.proxyvote.com. D36018-P52346 PENTAIR PLC Annual General Meeting of Shareholders May 4, 2021 8:00 a.m. Central Time This proxy is solicited by the Board of Directors. The signatory, revoking any proxy heretofore given in connection with the Meeting (as defined below), hereby appoints David A. Jones, John L. Stauch, Robert P. Fishman, and Karla C. Robertson, or any of them (the ”Proxies”), as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to attend, speak and to vote at the Meeting, as designated on the reverse side of this card, all ordinary shares of Pentair plc that the signatory is entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 a.m., Central Time, on May 4, 2021, at Pentair, 5500 Wayzata Blvd., Suite 900, Golden Valley, Minnesota 55416 USA and any adjournment or postponement thereof (the “Meeting”). If you wish to appoint as proxy any other person or persons, please contact the Corporate Secretary. If the signatory is a participant in the Pentair, Inc. Retirement Savings and Stock Incentive Plan, the Pentair, Inc. Non-Qualified Deferred Compensation Plan, the nVent Management Company Retirement Savings and Investment Plan, and/or the nVent Management Company Non-Qualified Deferred Compensation Plan (the "Retirement Plans"), the signatory hereby directs Fidelity Management Trust Company as Trustee of the Retirement Plans, to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of Pentair plc allocated to the signatory's account in the Retirement Plans as of March 5, 2021. If the signatory is a participant in the Pentair plc Employee Stock Purchase and Bonus Plan (the ”Purchase Plan”), the signatory, revoking any proxy heretofore given in connection with the Meeting, hereby appoints the Proxies, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes the Proxies to attend and to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of Pentair plc allocated to the signatory’s account in the Purchase Plan as of March 5, 2021. In the event of other agenda items or proposals during the Meeting on which voting is permissible under Irish law, you instruct the Proxies, in the absence of other specific instructions, to vote the shares in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations; provided, however, if no such direction is made regarding shares held in the Retirement Plans, this proxy will not be voted with respect to such shares. Continued and to be signed on reverse side.